                                               Filed Pursuant to Rule 424(b)(2)
                                               Registration No. 333-38931

               [Background: Salomon Smith Barney trading floor]

THE INFORMATION IN THIS PRELIMINARY PROSPECTUS SUPPLEMENT IS NOT COMPLETE AND MAY BE CHANGED. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THIS PRELIMINARY PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS ARE NOT AN OFFER TO SELL THESE SECURITIES AND ARE NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                                                          Prospectus Supplement
                                          (To Prospectus Dated December 1, 1997)

                                   [GRAPHIC]

                       SALOMON SMITH BARNEY HOLDINGS INC.

                          CALLABLE EQUITY LINKED NOTES
                                 BASED UPON THE
                      THESTREET.COM INTERNET SECTOR INDEX
                                    DUE 2006
                   ($10 INITIAL PRINCIPAL AMOUNT PER UNIT)

                             SALOMON SMITH BARNEY
                         A member of citigroup (Logo)

                          CALLABLE EQUITY LINKED NOTES

     Salomon Smith Barney Holdings Inc.'s callable equity linked notes are bonds whose return is tied or "linked" to the performance of a specified stock index. Unlike typical bonds, no periodic interest payments are made on these notes prior to maturity. However, at maturity, Salomon Smith Barney Holdings will repay the original principal amount of the notes plus or minus an amount linked to the increase or decrease in the value of the underlying index during a specified period prior to maturity. In all cases, however, the amount paid to investors at maturity will not be less than 90% of the notes' original principal amount, regardless of the performance of the underlying index. In some cases, Salomon Smith Barney Holdings will have the right to redeem the notes prior to maturity for a specified call price that will exceed the amount of an investor's original investment, but may be less than the expected payment due at maturity based on then-current index values.

 All of the information set forth on this page is qualified in its entirety by the more detailed explanations set forth elsewhere in this Prospectus Supplement and the accompanying Prospectus.

SELECTED PURCHASE CONSIDERATIONS

- GROWTH POTENTIAL - The value of the callable equity linked notes is tied to the performance of the relevant stock index, enabling you to participate in potential increases in the value of the index without having to acquire each of the underlying stocks.

- PRESERVATION OF THE MAJORITY OF THE INVESTOR'S CAPITAL - At maturity, Salomon Smith Barney Holdings will pay you at least 90% of the original principal amount of the notes, regardless of the performance of the underlying index.

- DIVERSIFICATION - The notes' link to a particular domestic or foreign stock index may allow you to diversify an existing portfolio mix of stocks, bonds, mutual funds and cash.

- EXCHANGE LISTING - Although the notes are intended to be "buy and hold" investments, they are listed on a major U.S. securities exchange.

- U.S. SETTLEMENT - The notes, even those linked to an index of non-U.S. securities, trade and are settled in the U.S. market. You therefore do not have to address issues of clearance, custody and settlement of non-U.S. securities even when the notes are linked to an index of those securities.

- LOW MINIMUM INVESTMENT - Minimum investments start at $10 per unit of notes.

SELECTED RISK CONSIDERATIONS

An investment in the notes involves significant risks. These risks are explained in more detail in the "Risk Factors Related to the Notes" section of this Prospectus Supplement. Some are summarized here.

- POSSIBILITY OF PARTIAL LOSS OF CAPITAL - If the ending index value (as calculated over the applicable period prior to maturity) is less than the index value at the time the notes are first sold to the public, you will receive less than the original principal amount of the notes at maturity, even if the value of the underlying index exceeded the starting index value at one or more times over the life of the notes. However, in all cases, the payment at maturity will not be less than 90% of the original amount invested. Even if a supplemental amount due to appreciation of the index is paid, the total yield on the notes to you may be less than that on a normal fixed income instrument.

- NO CURRENT INCOME - You will not receive any periodic interest payments on the notes. Unlike holders of the stocks underlying the index, investors in the notes will not receive any dividend payments or other distributions on those stocks.

- LIQUIDITY - The notes will be listed on a major exchange, but there can be no guarantee of liquidity in the secondary market. Although Salomon Smith Barney Inc. currently intends to make a market in the notes, it is not obligated to do so.

- POSSIBLE LOSS OF VALUE IN SECONDARY MARKET - The market price for the notes will be affected by a number of interrelated factors including, but not limited to, supply and demand, the level of the underlying index, the volatility of the index, dividend rates on stocks underlying the index, the time remaining to maturity, the level of interest rates and other economic conditions, as well as the issuer's perceived creditworthiness. For these reasons, the notes may trade at prices below their initial issue price and investors selling their notes prior to maturity could thus receive substantially less than the amount of their original investment.

THE INFORMATION IN THIS PRELIMINARY PROSPECTUS SUPPLEMENT IS NOT COMPLETE AND MAY BE CHANGED. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THIS PRELIMINARY PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS ARE NOT AN OFFER TO SELL THESE SECURITIES, NOR ARE THEY SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                   SUBJECT TO COMPLETION, DATED MAY 12, 1999

PROSPECTUS SUPPLEMENT                               SALOMON SMITH BARNEY
(To Prospectus Dated December 1, 1997)              A member of citigroup (Logo)

                                                UNITS
                       SALOMON SMITH BARNEY HOLDINGS INC.
                          CALLABLE EQUITY LINKED NOTES
                                 BASED UPON THE
                      THESTREET.COM INTERNET SECTOR INDEX
                           DUE                 , 2006
                    ($10 INITIAL PRINCIPAL AMOUNT PER UNIT)
                            ------------------------

                                    GENERAL:

- Senior unsecured debt securities of Salomon Smith Barney Holdings Inc.

- Issuable and transferable only in Units of $10 or integral multiples thereof.

- No payments prior to maturity, unless called by the Company.

- Application will be made to list the Notes on the American Stock Exchange under the symbol "SSB", subject to official notice of issuance.

                              PAYMENT AT MATURITY:

- Initial principal amount ($10 per Unit) + Supplemental Redemption Amount (which may be positive, negative or zero).

- The Supplemental Redemption Amount will be based on the percentage increase or decrease in the TheStreet.com Internet Sector Index during the term of the Notes.

- The Supplemental Redemption Amount may be NEGATIVE, but will not be less than -$1.00 per Unit. If the Supplemental Redemption Amount is negative, you will receive at maturity an amount that is less than the amount of your original investment, although you will not receive less than $9.00 per Unit.

                                 CALL FEATURE:

- The Company may call (redeem) all (but not less than all) of the Notes during certain specified periods prior to the stated maturity date, starting in 2002. If we elect to call the Notes, you will receive only the specified Call Price and will not receive the $10 initial principal amount or any Supplemental Redemption Amount.

  For information as to the Supplemental Redemption Amount, Call Price and certain United States federal income tax consequences to holders of the Notes, you should refer to "Description of the Notes -- Determination of the Supplemental Redemption Amount", "-- Early Call of the Notes at the Option of the Company" and "Certain United States Federal Income Tax Considerations" in this Prospectus Supplement.

  TheStreet.com Internet Sector Index is disseminated by the Philadelphia Stock Exchange, Inc. The Company expects to license the Index for use in connection with the Notes. The Notes are not sponsored, endorsed, sold or promoted by the Philadelphia Stock Exchange, Inc. or TheStreet.com, Inc. Neither the Philadelphia Stock Exchange, Inc. nor TheStreet.com, Inc. makes any representation regarding the advisability of investing in the Notes.

                 INVESTING IN THE NOTES INVOLVES CERTAIN RISKS.
        SEE "RISK FACTORS RELATING TO THE NOTES" BEGINNING ON PAGE S-7.
                            ------------------------

    NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE NOTES OR DETERMINED THAT THIS
 PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS IS TRUTHFUL OR COMPLETE.
           ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------
                                                                                                          PROCEEDS TO
                                                     PUBLIC                   UNDERWRITING                THE COMPANY
                                                 OFFERING PRICE                 DISCOUNT               (BEFORE EXPENSES)
---------------------------------------------------------------------------------------------------------------------------------
     Per Unit...........................             $10.00                        $                           $
---------------------------------------------------------------------------------------------------------------------------------
     Total..............................               $                           $                           $
---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------

                            ------------------------

    The underwriter is offering the Notes subject to various conditions. The
underwriter expects to deliver the Notes to purchasers on or about          ,
1999.

                              SALOMON SMITH BARNEY
          , 1999

                           SUMMARY INFORMATION -- Q&A

     This summary includes questions and answers that highlight selected information from the accompanying Prospectus and this Prospectus Supplement to help you understand the Callable Equity Linked Notes (the "Notes")* based upon the TheStreet.com Internet Sector Index (the "TSC Internet Sector Index" or the "Index"), as disseminated by the Philadelphia Stock Exchange, Inc. (the "PHLX"). You should carefully read the entire Prospectus and Prospectus Supplement to fully understand the terms of the Notes, certain information regarding how the TSC Internet Sector Index is calculated and maintained, as well as the principal tax and other considerations that are important to you in making a decision about whether to invest in the Notes. You should, in particular, carefully review the section entitled "Risk Factors Relating to the Notes", which highlights certain risks, to determine whether an investment in the Notes is appropriate for you. All of the information set forth below is qualified in its entirety by the more detailed explanation set forth elsewhere in this Prospectus Supplement and the accompanying Prospectus.

WHAT ARE THE NOTES?

     The Notes are a series of unsecured senior debt securities issued by Salomon Smith Barney Holdings Inc. (the "Company"). The Notes will rank equally with all other unsecured and unsubordinated debt of the Company. The Notes
mature on                , 2006 and do not provide for earlier redemption by you
though they may be called prior to maturity by the Company, as described below. The Company will make no periodic payments of interest on the Notes. Except in the case of such an early redemption by the Company prior to maturity (in which case we will pay you the specified Call Price), the Company will make no other payments on the Notes until maturity.

     Each "Unit" of Notes represents an initial principal amount of $10. You may transfer the Notes only in Units of $10 and integral multiples thereof. You will not have the right to receive physical certificates evidencing your ownership except under limited circumstances. Instead, the Company will issue the Notes in the form of a global certificate, which will be held by The Depository Trust Company (the "Depositary") or its nominee. Direct and indirect participants in the Depositary will record beneficial ownership of the Notes by individual investors. You should refer to the section "Description of the Notes -- Book-Entry System" in this Prospectus Supplement.

WHAT WILL I RECEIVE AT MATURITY OF THE NOTES?

     We have designed the Notes for investors who want to protect a significant portion of their investment by receiving at least 90% of their initial principal at maturity, while also having an opportunity to participate in a possible increase in the Index during the term of the Notes. At maturity, unless we have earlier called the Notes, you will receive a payment on each Unit of Notes equal to the sum of two amounts: the initial principal amount ($10 per Unit) and the "Supplemental Redemption Amount", which is based on the percentage increase or decrease in the Index and may be positive, zero or negative, although not less than -$1.00 per Unit, as described in more detail below. You will not receive less than 90% of the initial principal amount of your Notes ($9 per Unit) at maturity.

  Initial Principal Amount

     The initial principal amount per Unit is $10.

  Supplemental Redemption Amount

     The Supplemental Redemption Amount per Unit will equal:


            Ending Value - Starting Value
$10 X
       ----------------------------------------
                    Starting Value

but will not be less than -$1.00.

---------------

* Please refer to the "Index of Terms" attached hereto as Appendix A for a listing of defined terms (which are capitalized) and the pages on which they are defined in this Prospectus Supplement.

     "Calculation Period" means the period from and including the seventh scheduled Index Business Day (as defined below) prior to the maturity date to and including the second scheduled Index Business Day prior to the maturity date. A "Calculation Day" means any Index Business Day during the Calculation Period on which a Market Disruption Event has not occurred.

     "Ending Value" means the average of the values of the Index at the close of the market on each of the first five Index Business Days during the Calculation Period. We may calculate the Ending Value by reference to fewer than five or even a single day's closing value if there is a disruption in the trading of the component stocks comprising the Index or certain futures or options relating to the Index during the Calculation Period. You should refer to the section "Description of the Notes -- Market Disruption Events" in this Prospectus Supplement.

     "Starting Value" will equal the value of the Index at the market close on the date when the Notes are priced for initial sale to the public (the "Pricing Date"). We will disclose the Starting Value to you in the final Prospectus Supplement delivered to you in connection with sales of the Notes.

     For more specific information about the Supplemental Redemption Amount, please see "Description of the Notes -- Determination of the Supplemental Redemption Amount" in this Prospectus Supplement.

     The Company will pay you a positive Supplemental Redemption Amount only if it has not earlier called the Notes and if the Ending Value is greater than the Starting Value. IF THE ENDING VALUE IS EQUAL TO THE STARTING VALUE, THE SUPPLEMENTAL REDEMPTION AMOUNT WILL BE ZERO. IF THE ENDING VALUE IS LESS THAN THE STARTING VALUE, THE SUPPLEMENTAL REDEMPTION AMOUNT WILL BE NEGATIVE, THOUGH IT WILL NOT BE LESS THAN -$1.00 PER UNIT; AS A RESULT, YOU COULD RECEIVE AT MATURITY AN AMOUNT THAT IS LESS THAN THE AMOUNT OF YOUR ORIGINAL INVESTMENT.

SUPPLEMENTAL REDEMPTION AMOUNT -- EXAMPLES

     Here are three examples of hypothetical Supplemental Redemption Amount calculations:

     Example 1: The Ending Value is more than 10% lower than the Starting Value:

     Hypothetical Starting Value: 654.09
     Hypothetical Ending Value: 555.98


                                                           555.98 - 654.09
    Supplemental Redemption Amount (per Unit)  =    $10 X  ---------------  = (-$1.50), but the
                                                               654.09       Supplemental
                                                                            Redemption Amount
                                                                            cannot be less than
                                                                            -$1.00.

     Total payment at maturity (per Unit) = $10 - $1.00 = $9.00

     Example 2: The Ending Value is less than 10% lower than the Starting Value:

     Hypothetical Starting Value: 654.09
     Hypothetical Ending Value: 621.39

                                                      621.39 - 654.09
Supplemental Redemption Amount (per Unit)  =   $10 X  ---------------  = -$0.50
                                                          654.09

     Total payment at maturity (per Unit) = $10 - $0.50 = $9.50

     Example 3: The Ending Value is greater than the Starting Value:

     Hypothetical Starting Value: 654.09
     Hypothetical Ending Value: 719.50

                                                      719.50 - 654.09
Supplemental Redemption Amount (per Unit)  =   $10 X  ---------------  = $1.00
                                                          654.09

     Total payment at maturity (per Unit) = $10 + $1.00 = $11.00

HOW DOES THE CALL FEATURE WORK?

     We may choose to call all (but not less than all) of the Notes on any Index Business Day (as defined below) during the 30-day period beginning on the anniversary of the Pricing Date in each of 2002, 2003, 2004 or 2005 (each such 30-day period, a "Call Period") by giving at least 15 days' notice to the Trustee as described below. Any such notice will specify the date (the "Call Date") on which we will pay the applicable call price set forth below (each such price, a "Call Price") to you. The call prices set forth in the table below are current approximations; the final Call Prices, which are currently expected to represent an annual premium of approximately 25% to the initial principal amount of the Notes, will be determined on the Pricing Date based on then-current market conditions and will be disclosed in the final Prospectus Supplement delivered to investors in connection with the sale of the Notes.

             CALL PERIOD:                                      CALL PRICE:
    30 Day Period Beginning on the                    Approximately $17.50 per Unit
Anniversary of the Pricing Date in 2002  (Approximately 175% of the $10 initial principal amount)
    30 Day Period Beginning on the                    Approximately $20.00 per Unit
Anniversary of the Pricing Date in 2003  (Approximately 200% of the $10 initial principal amount)
    30 Day Period Beginning on the                    Approximately $22.50 per Unit
Anniversary of the Pricing Date in 2004  (Approximately 225% of the $10 initial principal amount)
    30 Day Period Beginning on the                    Approximately $25.00 per Unit
Anniversary of the Pricing Date in 2005  (Approximately 250% of the $10 initial principal amount)

     If we elect to call the Notes prior to the stated maturity date, you will receive only the specified Call Price and will not receive the initial principal amount or any Supplemental Redemption Amount. If we do not call the Notes prior to the stated maturity date, the $10 initial principal amount plus the Supplemental Redemption Amount (which may be positive, negative or zero) that you receive at the stated maturity date may be greater or less than any of the Call Prices that would have been payable had we called the Notes.

WHO PUBLISHES THE INDEX AND WHAT DOES IT MEASURE?

     The TSC Internet Sector Index is disseminated by the PHLX and is intended to measure the average performance of a group of stocks within the Internet sector. The Index is an equal-dollar weighted index made up of the stocks of 20 leading companies involved in internet commerce, service, and software that are traded on the New York Stock Exchange Inc. (the "NYSE") and the Nasdaq National Market ("Nasdaq"). European-style options on the Index have been traded on the PHLX since November 1998. The methodology used to calculate the Index is an equal-dollar weighted method, meaning that each of the component stocks is represented in the Index in approximately equal dollar amounts. The PHLX believes that this method of calculation is important because it provides each component issue with equivalent influence on the movement of the Index value instead of allowing one highly capitalized stock to dominate the movement of the Index. To determine the initial dollar weighting of the stocks, the PHLX calculated the number of shares of each stock comprising the Index that would represent an investment of approximately $10,000 in each such stock based on closing prices on September 30, 1998. As explained in more detail below, the TSC Internet Sector Index is re-balanced quarterly, following the close of trading on the third Friday of January, April, July and October, in order to re-align component weightings. In addition, the list of companies involved in the TSC Internet Sector

Index is subject to change at any time and will be reviewed by the PHLX every quarter to ensure that it continues to represent the internet sector accurately.

     Please note that an investment in the Notes does not entitle you to any ownership or other interest in the stocks of the companies included in the TSC Internet Sector Index, and you will not receive any payments in respect of dividends that may be payable on those stocks.

HOW HAS THE INDEX PERFORMED HISTORICALLY?

     We have provided a table and graph showing the closing values of the TSC Internet Sector Index on each Index Business Day from the Index's inception on October 1, 1998 through May 11, 1999, as well as providing indicative Index values for each Index Business Day in the period from May 1, 1998 through September 30, 1998 that have been calculated as if the Index had been created on May 1, 1998 and based on historical trading data for each of the stocks underlying the Index. You can find this information in the section "TheStreet.com Internet Sector Index -- Historical Data on the Index" in this Prospectus Supplement. We have provided this information to help you evaluate the behavior of the TSC Internet Sector Index in various economic environments; however, past performance is not necessarily indicative of how the Index will perform in the future. This is particularly true given the short history of the TSC Internet Sector Index. You should refer to the section "Risk Factors Relating to the Notes -- Relationship of the Notes and the Index".

WHAT ABOUT TAXES?

     If you are a U.S. individual or taxable entity, you generally will be required to pay taxes on ordinary income from the Notes over their term based upon an estimated yield for the Notes, even though you will not receive any payments from us until maturity or the Call Date. We have determined this estimated yield, in accordance with regulations issued by the Treasury Department, solely in order for you to figure out the amount of taxes that you will owe each year as a result of owning a Note. This estimate is neither a prediction nor a guarantee of what the actual Supplemental Redemption Amount will be, that the actual Supplemental Redemption Amount will even exceed zero, or that we will not elect to call the Notes prior to maturity. We have
determined that this estimated yield will equal      % per annum (compounded
semiannually).

     Based upon this estimated yield, if you pay your taxes on a calendar year basis and if you buy a Unit of Notes at original issue for $10, you will be required to pay taxes on the following amounts of ordinary income from the Unit
for each of the following periods: $          in 1999 (beginning on the issue
date), $          in 2000, $          in 2001, $          in 2002, $          in
2003, $          in 2004, $          in 2005 and $          in 2006 (ending at
maturity). Any such amount that you are required to pay taxes on will increase your tax basis in the Notes.

     If you buy a Unit of Notes at original issue for $10 and hold it until maturity in 2006, the amount of ordinary income that you will be required to pay
taxes on from owning the Unit in 2006 may be greater or less than $          ,
depending upon the amount you receive at maturity. Also, if the sum of the initial principal amount and the Supplemental Redemption Amount (which may be
positive, negative or zero) is less than $          , you may have an ordinary
(rather than capital) loss which you could deduct against other income you may have in 2006. If we elect to call the Notes prior to maturity, you will have ordinary income (rather than capital gain) equal to the difference between the Call Price and your tax basis in the Notes.

     If you purchase the Notes at a time other than original issue, the tax consequences to you may be different. For further information, you should refer to "Certain United States Federal Income Tax Considerations" in this Prospectus Supplement.

WILL THE NOTES BE LISTED ON A STOCK EXCHANGE?

     We will apply to list the Notes on the American Stock Exchange (the "AMEX") under the symbol "SSB", subject to official notice of issuance. You should be aware that the listing of the Notes on the AMEX will not necessarily ensure that a liquid trading market will be available for the Notes. You should review the section "Risk Factors Relating to the Notes -- Possible Illiquidity of the Secondary Market" in this Prospectus Supplement.

WHAT IS THE ROLE OF OUR SUBSIDIARY, SALOMON SMITH BARNEY INC.?

     Our subsidiary, Salomon Smith Barney Inc. ("Salomon Smith Barney"), is the underwriter for the offering and sale of the Notes. After the initial offering, Salomon Smith Barney and/or other subsidiaries of the Company intend to buy and sell Notes to create a secondary market for holders of the Notes, and may engage in other activities described in "Underwriting". However, neither Salomon Smith Barney nor any of these affiliates will be obligated to engage in any of these activities, or continue them once it has started.

     Salomon Smith Barney will also be our agent (the "Calculation Agent") for purposes of calculating the Starting Value, the Ending Value and the Supplemental Redemption Amount and in determining whether a Market Disruption Event (as defined below) has occurred. Potential conflicts of interest may exist between Salomon Smith Barney and you as a holder of the Notes. Please refer to "Risk Factors Relating to the Notes -- Affiliation of the Company and the Calculation Agent" in this Prospectus Supplement.

CAN YOU TELL ME MORE ABOUT THE COMPANY?

     Salomon Smith Barney Holdings Inc. is a holding company that provides investment banking, securities and commodities trading, brokerage, asset management and other financial services through its subsidiaries. The Company is a subsidiary of Citigroup Inc. (formerly Travelers Group Inc.) ("Citigroup"), a diversified financial services holding company. On October 8, 1998, Travelers Group Inc. and Citicorp completed a merger, pursuant to which Citicorp was merged into a subsidiary of Travelers Group Inc. and Travelers Group Inc. changed its name to Citigroup Inc.

     For additional information about the Company, you should refer to the section "The Company" in the accompanying Prospectus. You should also read the other documents that the Company has filed with the Securities and Exchange Commission (the "SEC"), which you can find by referring to the section "Where You Can Find More Information" in the Prospectus.

ARE THERE ANY RISKS ASSOCIATED WITH MY INVESTMENT?

     Yes, the Notes are subject to a number of risks. Please refer to the section "Risk Factors Relating to the Notes" in this Prospectus Supplement.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents, filed by the Company with the SEC pursuant to
Section 13 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (File No. 1-4346), are incorporated herein by reference: (i) the Annual Report on Form 10-K for the year ended December 31, 1998 and (ii) the Current Reports on Form 8-K filed on January 25, 1999, February 25, 1999 and April 19, 1999. You should refer to "The Company -- Where You Can Find More Information" and "Incorporation of Certain Documents by Reference" in the Prospectus. These documents may also be accessed electronically by means of the SEC's home page on the world wide web on the Internet at "http://www.sec.gov".

                       RISK FACTORS RELATING TO THE NOTES

     An investment in the Notes entails significant risks not associated with similar investments in a conventional debt security, including the following:

COMPARISON TO OTHER SECURITIES

     You May Receive Less Than the Amount of Your Original Investment At Maturity. In the event that the Ending Value is less than the closing value of the Index on the Pricing Date (i.e., the Starting Value), the Supplemental Redemption Amount will be NEGATIVE. In any such case you will receive less than the initial principal amount of your Notes at maturity, and can lose up to 10% of your original investment (you will not receive less than $9 per unit). This may be true even if the value of the Index exceeds the Starting Value at one or more times during the life of the Notes but later falls below that threshold.

     The Supplemental Redemption Amount May Be Zero. In the event that the Ending Value equals the Starting Value, the Supplemental Redemption Amount will be ZERO. This may be true even if the value of the Index exceeds the Starting Value at one or more times during the life of the Notes but later falls. If the Supplemental Redemption Amount is zero, at maturity we will pay you only the initial principal amount of your Notes.

     No Periodic Interest. No periodic payments of interest will be made on the Notes or the principal amount thereof. However, the payment of a positive Supplemental Redemption Amount at maturity or that portion of any Call Price that exceeds the initial principal amount may be deemed to be interest for tax purposes.

     Yield May Be Lower than the Yield on a Standard Debt Security of Comparable Maturity. The amount we pay you at maturity may be less than the return you could earn on other investments. Because the Ending Value may be less than, equal to or only slightly greater than the Starting Value, the effective yield to maturity on the Notes (which is linked to the amount by which the Ending Value exceeds the Starting Value) may be less than that which would be payable on a conventional fixed-rate, non-callable debt security of the Company. In addition, any such return may not fully compensate you for any opportunity cost to you when you take into account inflation and other factors relating to the time value of money.

     Return Does Not Reflect Dividends. Your return on the Notes may not reflect the return you would realize if you actually owned the stocks underlying the Index and received any dividends that may be paid on those stocks because the Index is calculated by reference to the prices of the stocks comprising the Index without taking into consideration the value of dividends paid on those stocks.

     Call Price May be Lower than Expected Payment at Maturity. Because the Call Price is determined by reference to a pre-established schedule, rather than with regard to the value of the Index at the relevant time, the Call Price payable by the Company in the event of any early redemption of the Notes may be less than the total payment at maturity that an investor may expect to receive at such time, based on the then-current value of the Index.

RELATIONSHIP OF THE NOTES AND THE INDEX

     The historical Index values should not be taken as an indication of the future performance of the Index during the term of the Notes. This is particularly true given the short history of the TSC Internet Sector Index, which has only been in existence since October 1, 1998. The performance of the TSC Internet Sector Index and the sector that it reflects have recently been more volatile than that of many other market segments of the economy. While the trading prices of the stocks underlying the Index will determine the value of the Index, it is impossible to predict whether the value of the Index will fall or rise. Trading prices of the stocks underlying the Index will be influenced by both the complex and interrelated political, economic, financial and other factors that can affect the capital markets generally and the equity trading markets on which the underlying stocks are traded, and by various circumstances that can influence the values of the underlying stocks in a specific market segment or a particular underlying stock.

     The policies of the PHLX concerning additions, deletions and substitutions of the stocks underlying the TSC Internet Sector Index and the manner in which the PHLX takes account of certain changes affecting such underlying stock may affect the value of the Index. The policies of PHLX with respect to the calculation of the Index could also affect the value of the Index. The PHLX may discontinue or suspend calculation or dissemination of the Index or materially alter the methodology by which it calculates the Index. Any such actions could affect the value of the Notes. See "TheStreet.com Internet Sector Index" below.

POSSIBLE ILLIQUIDITY OF SECONDARY MARKET

     We will apply to list the Notes on the AMEX. However, there can be no assurance as to whether there will be a secondary market in the Notes or if there were to be such a secondary market, whether such market would be liquid or illiquid. If the secondary market for the Notes is limited, there may be few buyers when you will decide to sell your Notes if you do not wish to hold your investment until maturity. This may affect the price you will receive. There is currently no secondary market for the Notes.

FACTORS AFFECTING TRADING VALUE OF THE NOTES

     We believe that the value of the Notes in the secondary market will be affected by supply and demand of the Notes, the value of the Index and a number of other factors. Some of these factors are interrelated in complex ways; as a result, the effect of any one factor may be offset or magnified by the effect of another factor. The price at which you will be able to sell the Notes prior to maturity may be at a discount, which could be substantial, from the initial principal amount thereof, if, at such time, the value of the Index is less than, equal to, or not sufficiently above the Starting Value. The following paragraphs describe what we expect to be the impact on the market value of the Notes of a change in a specific factor, assuming all other conditions remain constant.

     Call Feature. Our ability to call the Notes prior to their stated maturity date is likely to limit the secondary market price at which the Notes will trade in the event that the value of the Index exceeds the Starting Value by a sufficient amount to make the exercise of the call attractive to the Company. In particular, we expect that the secondary market price of the Notes during a Call Period will not exceed the applicable Call Price (even if the value of the Index were high enough to cause the market price to do so in the absence of the call feature), due to the fact that we will be able to call the Notes and pay only such Call Price. We believe that in such circumstances if we did not have the right to call the Notes, the secondary market price of the Notes could be significantly different.

     Index Value. We expect that the market value of the Notes will likely depend substantially on the relationship between the current Index value and the Starting Value. If you choose to sell your Notes when the value of the Index exceeds the Starting Value, you may receive substantially less than the amount that would be payable at maturity based on that Index value because of expectations that the Index will continue to fluctuate between such time and the time when the Ending Value is determined. If you choose to sell your Notes when the value of the Index is below the Starting Value, you can expect to receive less than the $10 initial principal amount per Unit of Notes. Political, economic and other developments that affect the stocks underlying the Index may also affect the value of the Index and, thus, the value of the Notes.

     Interest Rates. Because the Notes repay the initial principal amount plus the Supplemental Redemption Amount (which may be positive, negative or zero) at maturity, we expect that the trading value of the Notes will be affected by changes in interest rates. In general, if U.S. interest rates increase, the trading value of the Notes may be adversely affected, and if U.S. interest rates decrease, the trading value of the Notes may be favorably affected. Interest rates may also affect the U.S. economy and, in turn, the value of the Index, which (for the reasons discussed above) would affect the value of the Notes. Rising interest rates may lower the value of the Index and, thus, the value of the Notes. Falling interest rates may increase the value of the Index and, thus, the value of the Notes.

     Volatility of the Index. Volatility is the term used to describe the size and frequency of market fluctuations. Because the Index is based on a relatively small basket of common stocks, the value of the Index may be subject to greater volatility. If the volatility of the Index increases or decreases, the trading value of the Notes may be adversely affected.

     Time Remaining to Maturity. The Notes may trade at a value above that which would be expected based on the level of interest rates and the Index. Any such difference will reflect a "time premium" resulting from expectations concerning the value of the Index during the period prior to the stated maturity of the Notes. However, as the time remaining to the stated maturity of the Notes decreases, this time premium may decrease, adversely affecting the trading value of the Notes.

     Dividend Yields. Currently, none of the stocks underlying the Index pay dividends. If one or more of the underlying stocks were to begin to pay dividends, we expect that the value of the Notes may be adversely affected, since the Index does not incorporate the value of such payments.

     Company Credit Ratings, Financial Condition and Results. Actual or anticipated changes in the Company's credit ratings, financial condition or results may affect the market value of the Notes.

     Economic Conditions and Earnings Performance of Underlying
Companies. General economic conditions and earnings results of the companies whose common stocks comprise the Index and real or anticipated changes in such conditions or results may affect the market value of the Notes. Since all the companies whose common stocks comprise the Index are in the Internet sector, you should consider the following risks related to this particular sector:

     - Limited Operating History. Internet companies in general have relatively short operating histories. They are subject to the risks, expenses and difficulties frequently encountered by early-stage companies in new and rapidly evolving markets, such as evolving and unpredictable business models, intense competition, management of growth and rapid changes in customer demands and industry standards. The failure of an Internet company to address these challenges could have a material adverse effect on its business, results of operations, financial condition and prospects.

     - Potential Fluctuations in Future Results. Due to the limited operating history of Internet companies and the unpredictability of the industry, Internet companies generally have neither internal nor industry-based historical financial data for any significant period of time upon which to project revenues or base planned operating expenses. The results of operations of a particular Internet company may fluctuate significantly in the future due to a variety of factors, many of which relate to the Internet industry as a whole and are outside the control of any individual Internet company, such as the rate of growth, usage and acceptance of the Internet as information media, the rate of acceptance of the Internet as an advertising medium and a channel of commerce, and specific economic conditions in the Internet markets.

     - Intense Competition. The market for the Internet products and services is highly competitive, and this competition is expected to continue to intensify. Increased competition could result in price reductions, reduced margins or loss of market share. There can be no assurance that a particular Internet company will be able to compete successfully against its competitors or that the increased competition will not have a material adverse effect on its business, results of operations, financial condition and prospects.

     - Risk of System Failure. The ability of Internet companies to provide timely and continuous online products and services and to manage advertising depends on the efficient and uninterrupted operation of their computer and communications hardware and software systems. These systems and operations are vulnerable to damage or interruption from human error, natural disasters, power loss, telecommunication failures, break-ins, sabotage, computer viruses, intentional acts of vandalism and similar events. The occurrence of any such event that interrupts or delays the operations of an Internet company would have a material adverse effect on the business, results of operations, financial condition and prospects of such company.

     - Risks of Year 2000 Non-Compliance. Many currently installed computer systems and software products are coded to accept only two-digit entries to identify a year in the date code field. Consequently, on January 1, 2000, many of these systems could fail or malfunction because they may not be able to distinguish between 20th century dates and 21st century dates. Accordingly, all Internet companies must upgrade their computer systems and software products to comply with applicable

       "Year 2000" requirements. The failure of an Internet company, or any of its viewers, customers, linked sites, advertisers, suppliers or other companies on which it relies, to be year 2000 compliant could materially affect its business, results of operations, financial conditions and prospects.

     - Dependence on Continued Growth in Use of the Internet. Future growth in the revenues of Internet companies will depend on the widespread acceptance and use of the Internet as a source of information and entertainment and as a vehicle for commerce in goods and services. Rapid growth in the use of the Internet is a recent phenomenon, and there can be no assurance that such use will continue to develop or that a sufficient base of users will emerge to support the combined companies' businesses. Moreover, critical issues concerning the commercial use of the Internet (including security, reliability, cost, ease of use and access, quality of service and acceptance of advertising) remain unresolved and may negatively affect the growth in the use of the Internet. The Internet usage may be inhibited for a number of reasons, such as inadequate development of the necessary network infrastructure, failure to develop critical enabling technologies in a timely manner, security concerns and government regulations. In addition, corporations and other networks providing access to the Internet may restrict access to certain sites or hours of usage, which could limit access to and reduce traffic on web sites. If the use of the Internet does not continue to grow or grows more slowly than expected, the business, financial condition, operating results and prospects of Internet companies would be materially adversely affected.

     - Unproven Acceptance of Internet Advertising. Standards to measure the effectiveness of web advertising have yet to be widely developed. If standards do not develop, existing advertisers may not continue or increase their levels of web advertising. Furthermore, advertisers that have traditionally relied upon other advertising media may be reluctant to advertise on the web. The business, results of operations, financial condition and prospects of Internet companies could be materially adversely affected if the market for web advertising declines or develops more slowly than expected. In addition, "filter" software programs that limit or prevent advertising from being delivered to a web user's computer are available. Widespread adoption of this software could materially adversely affect the commercial viability of web advertising, which could materially adversely affect the advertising revenues of Internet companies.

     - Government Regulation And Legal Uncertainties Relating to the
       Internet. Existing domestic and international laws and regulations specifically regulate communications or commerce on the web. Furthermore, laws and regulations that address issues such as user privacy, pricing, online content regulation, taxation and the characteristics and quality of online products and services are under consideration by federal, state, local and foreign governments and agencies. In addition, several telecommunications companies have petitioned the Federal Communications Commission to regulate Internet service providers and online services providers in a manner similar to the regulation of long distance telephone carriers and to impose access fees on such companies. This regulation, if imposed, could increase the cost of transmitting data over the web. Moreover, it may take years to determine the extent to which existing laws relating to issues such as intellectual property ownership and infringement, libel, obscenity and personal privacy are applicable to the web. New laws or regulations relating to the web, or certain application or interpretation of existing laws, may impede the growth in the use of the web or otherwise materially adversely affect the business of Internet companies.

     - Concerns About Web Security. Concern about the transmission of confidential information over the Internet has been a significant barrier to electronic commerce and communications over the web. Any well-publicized compromise of security could deter more people from using the web or from using it to conduct transactions that involve the transmission of confidential information, such as signing up for a paid subscription, executing stock trades or purchasing goods or services. Because many of the Internet advertisers seek to advertise on the web to encourage people to use the web to purchase goods or services, the business, results of operations and financial condition of Internet companies could be materially adversely affected if the Internet users significantly reduce their use of the web because of security concerns. In addition, Internet companies may incur significant costs to protect themselves against the threat of security breaches or to alleviate problems caused by these breaches.

     - Management of Growth. Like other early-stage companies, Internet companies in general have experienced rapid growth in their operations. This rapid growth has placed, and the anticipated future growth will continue to place, a significant strain on the managerial, operational and financial resources of Internet companies. To manage the growth, Internet companies will need to continue to implement and improve their operational, financial and management information systems and to hire, train, motivate and manage their employees. The failure of an Internet company to successfully manage any of these issues would have a material adverse effect on its business, results of operations, financial condition and prospects.

     - Intellectual Property and Proprietary Rights. The success of an Internet company depends significantly upon its proprietary technology. Internet companies generally rely on a combination of copyright and trademark laws, trade secrets, confidentiality procedures and contractual agreements to protect their proprietary rights. The protective steps taken by a particular Internet company may be inadequate to deter misappropriation of its proprietary information, which may result in harm to its brand, devaluation of its proprietary content and decrease in its competitiveness. Furthermore, the defense of a company's intellectual property rights could require the expenditure of significant financial and managerial resources. In addition, an Internet company may become subject to infringement claims brought by other companies. Any such infringement claims, even if not meritorious, could result in the expenditure of significant financial and managerial resources on the part of such Internet company, which could materially adversely affect its business, results of operations and financial condition.

     - Technological Change and New Products and Services. The market for Internet products and services is characterized by rapid technological change, changing customer needs, frequent new product introductions and evolving industry standards. A particular Internet company's future success will depend on its ability to continually and timely introduce new products, services and technologies or improve the performance, features and reliability of its existing products and services in response to both evolving demands of the marketplace and competitive product offerings. If an Internet company fails to develop new or improved products, services or technologies in a timely manner in response to changing market conditions or customer requirements, its business, results of operations, financial condition and prospects could be materially adversely affected.

     We want you to understand that the impact of one of the factors specified above, such as an increase in interest rates, may offset some or all of any change in the trading value of the Notes attributable to another factor, such as an increase in the Index value.

     In general, assuming all relevant factors are held constant, we expect that the effect on the trading value of the Notes of a given change in most of the factors listed above will be less if it occurs later in the term of the Notes than if it occurs earlier in the term of the Notes.

AFFILIATION OF THE COMPANY AND CALCULATION AGENT

     Because the Calculation Agent is an affiliate of the Company, potential conflicts of interest may exist between the Calculation Agent and the holders of the Notes, including with respect to certain determinations and judgments that the Calculation Agent must make in determining the Ending Value (and accordingly the Supplemental Redemption Amount) or whether a Market Disruption Event has occurred. See "Description of the Notes -- Market Disruption Events",
"-- Discontinuance of the Index" and "-- Alteration of Method of Calculation" below. Salomon Smith Barney, as a registered broker-dealer, is required to maintain policies and procedures regarding the handling and use of confidential proprietary information, and such policies and procedures will be in effect throughout the term of the Notes to restrict the use of information relating to the calculation of the Index values that the Calculation Agent may be required to make prior to their dissemination. Salomon Smith Barney is obligated to carry out its duties and functions as Calculation Agent in good faith and using its reasonable judgment. Salomon Smith Barney may also engage in certain activities in connection with hedging the Company's obligation under the Notes. See "Use of Proceeds and Hedging" in the accompanying Prospectus.

PURCHASES AND SALES BY AFFILIATES OF THE COMPANY

     The Company, Salomon Smith Barney and other affiliates of the Company may from time to time buy or sell the stocks underlying the Index or derivative instruments related to the Index for their own accounts in connection with their normal business practices or in connection with hedging the Company's obligations under the Notes. These transactions could affect the price of such stocks or the value of the Index.

POTENTIAL FEDERAL INCOME TAX CONSEQUENCES

     Because the Notes will be treated by the Company as contingent payment debt obligations of the Company, and because by accepting a Note holders thereof agree to this treatment of the Notes, U.S. holders of a Note will be required to include original issue discount for U.S. federal income tax purposes ("Tax OID") in gross income on a constant yield basis over the term of such Note. Such Tax OID will be includible in a U.S. holder's gross income for U.S. federal income tax purposes (as ordinary income) over the life of the Note, even though no payments are to be made on the Note except at maturity or on the Call Date. The amount of Tax OID is calculated based (in part) on an assumed amount payable at maturity. This assumed amount is neither a prediction nor guarantee of the actual amount payable at maturity or that the Company will not elect to call the Notes prior to maturity. If the Company does not call the Notes and the amount actually paid at maturity is, in fact, less than the assumed amount payable at maturity, a U.S. holder will have recognized taxable income in periods prior to maturity that exceeds such holder's economic income from the holding of the Note during such periods (with an offsetting ordinary loss at the maturity of the Note). If the Company calls the Notes or a U.S. holder otherwise sells the Note prior to maturity, the holder will be required to treat any gain recognized upon the disposition of the Note as ordinary income (rather than capital gain). In addition, there can be no assurance that the Internal Revenue Service would not take a position contrary to that taken by the Company. See "Certain United States Federal Income Tax Considerations" in this Prospectus Supplement.

OTHER CONSIDERATIONS

     If a bankruptcy proceeding is commenced in respect of the Company, the claim of a holder of Notes may, under Section 502(b)(2) of Title 11 of the United States Code, be limited to the initial principal amount of such Notes plus a Supplemental Redemption Amount (which may be positive, negative or zero) calculated as though the maturity date of the Notes were the date of the commencement of the proceeding.
                            ------------------------

     We suggest that prospective investors who consider purchasing the Notes reach an investment decision only after carefully considering the suitability of the Notes in light of their particular circumstances.

                            DESCRIPTION OF THE NOTES

     The following description of the particular terms of the Notes offered hereby (referred to in the accompanying Prospectus as the "Offered Securities") supplements the description of the general terms and provisions of the Debt Securities set forth in the Prospectus, to which description reference is hereby made. The following summary of the Notes is qualified in its entirety by reference to the Senior Debt Indenture referred to in the Prospectus.

GENERAL

     The Callable Equity Linked Notes based upon the TSC Internet Sector Index (the "Notes") are a series of Debt Securities issued under the Senior Debt Indenture described in the accompanying Prospectus. The aggregate initial
principal amount of Notes issued will be limited to $          (     Units). The
Notes will mature on             , 2006, will constitute part of the senior debt
of the Company and will rank pari passu with all other unsecured and unsubordinated debt of the Company. The Notes will be issued only in fully registered form and in denominations of $10 (per Unit) and integral multiples thereof.

     The "Trustee" under the Senior Debt Indenture will be The Bank of New York under an indenture dated as of October 27, 1993, as amended from time to time. A copy of the Senior Debt Indenture under which The Bank of New York serves as Trustee has been filed with the SEC as an exhibit to the Registration Statement of which the accompanying Prospectus forms a part and is hereby incorporated by reference as part of the Registration Statement. Section numbers in the Bank of New York Indenture take the form "1.01", "2.01" and so forth, rather than "101", "201" and so forth. Section references in the accompanying Prospectus should be read accordingly.

     Reference is made to the accompanying Prospectus for a detailed summary of additional provisions of the Notes and of the Senior Debt Indenture under which the Notes will be issued.

INTEREST

     No interest is payable on the Notes or the principal amount thereof, other than (i) in connection with a default on payment at maturity, (ii) if and to the extent that the Supplemental Redemption Amount exceeds zero and is deemed to be an interest payment or (iii) if and to the extent that the Company calls all the Notes and the amount by which the Call Price exceeds the $10 initial principal amount is deemed to be an interest payment.

REDEMPTION AT THE OPTION OF THE HOLDER; DEFEASANCE

     The Notes are not subject to redemption at the option of any holder prior to maturity and are not subject to the defeasance provisions described in the accompanying Prospectus under "Description of Debt Securities -- Defeasance".

PAYMENT AT MATURITY

     Unless the Notes have been previously called by the Company, at maturity (including as a result of acceleration or otherwise), a holder of a Note will be entitled to receive the initial principal amount thereof plus a Supplemental Redemption Amount (which may be positive, negative or zero) as provided below. If the Ending Value is equal to the Starting Value, the holder of a Note will be entitled to receive only the initial principal amount thereof. If the Ending Value is less than the Starting Value, the holder of a Note will be entitled to receive only a portion, but no less than 90%, of the initial principal amount thereof. The initial principal amount will equal $10 per Unit of Notes.

DETERMINATION OF THE SUPPLEMENTAL REDEMPTION AMOUNT

     The Supplemental Redemption Amount for each Unit of Notes ($10 initial principal amount) will be determined by the Calculation Agent and will equal:


         Ending Value - Starting Value
  $10 X
         -----------------------------

                Starting Value

provided, however, that in no event will the Supplemental Redemption Amount be less than -$1.00. As indicated in the formula above, the Supplemental Redemption Amount for the Notes will be calculated using the $10 initial principal amount of the Notes.

     The "Ending Value" will be determined by the Calculation Agent and will equal the average (arithmetic mean) of the closing values of the Index on each of the first five Calculation Days during the Calculation Period. If there are fewer than five Calculation Days, then the Ending Value will equal the average (arithmetic mean) of the closing values of the Index on such Calculation Days, and if there is only one Calculation Day, then the Ending Value will equal the closing value of the Index on such Calculation Day. If no Calculation Days occur during the Calculation Period, then the Ending Value will equal the closing value of the Index on the last scheduled Index Business Day in the Calculation Period, regardless of the occurrence of a Market Disruption Event on such day. You should refer to the section "Description of the Notes -- Market Disruption Events" in this Prospectus Supplement.

     The "Starting Value" will equal the closing value of the Index on the Pricing Date. We will determine the Starting Value on the Pricing Date and disclose it to you in the final Prospectus Supplement delivered to you in connection with sales of the Notes.

     The "Calculation Period" means the period from and including the seventh scheduled Index Business Day prior to the maturity date to and including the second scheduled Index Business Day prior to the maturity date. A "Calculation Day" means any Index Business Day during the Calculation Period on which a Market Disruption Event has not occurred.

     An "Index Business Day" is a day on which each of the AMEX, the PHLX, the NYSE and Nasdaq are open for trading and the Index or any Successor Index, as defined below, is calculated and published. The Calculation Agent may, in its discretion, add to (or delete from) the definition of "Index Business Day" any other major U.S. exchange which commences to serve (or ceases to serve) as the primary exchange upon which a stock underlying the Index trades or as an exchange upon which a futures contract, an option on a futures contract or an option contract relating to the Index trades. All determinations made by the Calculation Agent shall be at the sole discretion of the Calculation Agent and shall be conclusive for all purposes and binding on the Company and beneficial owners of the Notes, absent manifest error.

EARLY CALL OF THE NOTES AT THE OPTION OF THE COMPANY

     The Company, in its sole discretion, may, by giving at least 15 days' notice to the Trustee, elect to call the Notes offered hereby, in whole but not in part, on any Index Business Day during the 30-day period beginning on the anniversary of the Pricing Date in each of 2002, 2003, 2004 or 2005 at the relevant Call Prices. The call prices set forth in the table below are current approximations; the final Call Prices, which are currently expected to represent an annual premium of approximately 25% to the initial principal amount of the Notes, will be determined on the Pricing Date based on then-current market conditions and will be disclosed in the final Prospectus Supplement delivered to investors in connection with the sale of the Notes.

                  CALL PERIOD:                                              CALL PRICE:
         30 Day Period Beginning on the                            Approximately $17.50 per Unit
    Anniversary of the Pricing Date in 2002          (Approximately 175% of the $10 initial principal amount)
         30 Day Period Beginning on the                            Approximately $20.00 per Unit
    Anniversary of the Pricing Date in 2003          (Approximately 200% of the $10 initial principal amount)
         30 Day Period Beginning on the                            Approximately $22.50 per Unit
    Anniversary of the Pricing Date in 2004          (Approximately 225% of the $10 initial principal amount)
         30 Day Period Beginning on the                            Approximately $25.00 per Unit
    Anniversary of the Pricing Date in 2005          (Approximately 250% of the $10 initial principal amount)

     Generally, the Company can be expected to call the Notes if the value of the Index has increased to a level at which the expected market value of notes with identical terms but without the call feature would be greater than the Call Price that the Company would have to pay on the relevant Call Date. A number of other factors can also be expected to affect the value of the Notes (and thus the likelihood that the Company will call the Notes) at any time. See "Risk Factors Relating to the Notes -- Factors Affecting Trading Value of the Notes".

     IF WE ELECT TO CALL YOUR NOTES PRIOR TO THE STATED MATURITY DATE, YOU WILL RECEIVE ONLY THE RELEVANT CALL PRICE AND WILL NOT RECEIVE THE INITIAL PRINCIPAL AMOUNT PLUS ANY SUPPLEMENTAL REDEMPTION AMOUNT AT MATURITY. If we do not call the Notes prior to the stated maturity date, the initial principal amount plus the Supplemental Redemption Amount (which may be positive, negative or zero) that you will receive at maturity may be greater than or less than any of the Call Prices that would have been payable had we called the Notes. The Company may elect to call the Notes on any Index Business Day during a Call Period by giving notice to the Trustee and specifying the Call Date, which shall be no later than the 20th day after such call notice is given. The Trustee will provide notice of such call election to the registered holders of the Notes, specifying the Call Date, no later than 15 days prior to the Call Date. While the Notes are held at the Depositary, the registered holder will be the Depositary, and the Depositary will receive the notice of the call.

It is expected that the Depositary will forward such notice to its Participants which will pass such notice on to the beneficial owners.

     You should compare the features of the Notes to other available investments before deciding to purchase the Notes. Due to the uncertainty as to whether the Notes will earn a positive Supplemental Redemption Amount or be called prior to the stated maturity date, the return on investment with respect to the Notes may be higher or lower than the return available on other securities issued by the Company or by others and available through Salomon Smith Barney. It is suggested that you reach an investment decision only after carefully considering the suitability of the Notes in light of your particular circumstances.

HYPOTHETICAL RETURNS

     The following table illustrates, for a range of hypothetical ending values of the Index during the Calculation Period, and based upon a hypothetical Starting Value of 654.09 and a seven year maturity of the Notes, (i) the hypothetical Ending Value used to calculate the Supplemental Redemption Amount;
(ii) the percentage change from the hypothetical Starting Value to the hypothetical Ending Value; (iii) the hypothetical total amount payable per Unit of Notes; (iv) the hypothetical total rate of return on the Notes; (v) the hypothetical pretax annualized rate of return on the Notes; and (vi) the hypothetical pretax annualized rate of return on the stocks underlying the Index. THIS TABLE ASSUMES THAT THE NOTES ARE NOT CALLED BY THE COMPANY PRIOR TO THE STATED MATURITY DATE.

                                                                                                     PRETAX
                    PERCENTAGE CHANGE                                             PRETAX           ANNUALIZED
     HYPOTHETICAL   OF ENDING VALUES       TOTAL AMOUNT       TOTAL RATE OF   ANNUALIZED RATE   RATE OF RETURN ON
        ENDING          OVER THE        PAYABLE AT MATURITY     RETURN ON      OF RETURN ON     STOCKS UNDERLYING
       VALUE(1)      STARTING VALUE        PER $10 UNIT         THE NOTES      THE NOTES(2)      THE INDEX(2)(3)
     ------------   -----------------   -------------------   -------------   ---------------   -----------------
         555.98            -15.0%             $ 9.00              -10.0%           -1.50%             -2.31%
         588.68            -10.0%             $ 9.00              -10.0%           -1.50%             -1.50%
         621.39             -5.0%             $ 9.50               -5.0%           -0.73%             -0.73%
         654.09(4)           0.0%             $10.00                0.0%            0.00%              0.00%
         719.50             10.0%             $11.00               10.0%            1.37%              1.37%
         784.91             20.0%             $12.00               20.0%            2.62%              2.62%
         850.32             30.0%             $13.00               30.0%            3.78%              3.78%
         915.73             40.0%             $14.00               40.0%            4.86%              4.86%
         981.14             50.0%             $15.00               50.0%            5.87%              5.87%
       1,046.54             60.0%             $16.00               60.0%            6.82%              6.82%
       1,111.95             70.0%             $17.00               70.0%            7.72%              7.72%
       1,177.36             80.0%             $18.00               80.0%            8.57%              8.57%
       1,242.77             90.0%             $19.00               90.0%            9.38%              9.38%
       1,308.18            100.0%             $20.00              100.0%           10.14%             10.14%
       1,373.59            110.0%             $21.00              110.0%           10.88%             10.88%
       1,439.00            120.0%             $22.00              120.0%           11.58%             11.58%
       1,504.41            130.0%             $23.00              130.0%           12.25%             12.25%
       1,569.82            140.0%             $24.00              140.0%           12.90%             12.90%
       1,635.23            150.0%             $25.00              150.0%           13.52%             13.52%

---------------
(1) The ending value of the Index is equal to the average of the Index values on each of the Calculation Days during the Calculation Period.

(2) These annualized rates of return are calculated on a semi-annual bond-equivalent basis.

(3) This rate of return assumes (i) no transaction fees or expenses; (ii) a seven year maturity of the Notes from the date of issue; (iii) a final ending value of the Index equal to the hypothetical ending value; and (iv) that the stocks underlying the Index do not pay any dividends during the term of the Notes.

(4) The Hypothetical Starting Value. For purposes of this illustration, the Starting Value is assumed to be the Index value on May 11, 1999. The actual Starting Value will equal the closing value of the Index on the Pricing Date, and will be disclosed in the final Prospectus Supplement delivered to investors in connection with the sale of the Notes.

     The above figures are for purposes of illustration only. The actual Supplemental Redemption Amount received by investors and the total and pretax rate of return resulting therefrom will depend entirely on the Starting Value and the actual Ending Value determined by the Calculation Agent as provided herein. In particular, the actual Ending Value could be lower or higher than those reflected in the table. Historical data regarding the Index is included in this Prospectus Supplement under "TheStreet.com Internet Sector
Index -- Historical Data on the Index".

MARKET DISRUPTION EVENTS

     "Market Disruption Event" means any of the following events, as determined by the Calculation Agent.

          (a) The suspension or material limitation of trading in 20% or more of the underlying stocks which then comprise the Index or any Successor Index, in each case, for more than two hours of trading or during the one-half hour period preceding the close of trading on the NYSE, Nasdaq, or any other applicable organized U.S. exchange. For purposes of this definition, limitations on trading during significant market fluctuations imposed pursuant to NYSE Rule 80B (or any applicable rule or regulation enacted or promulgated by the NYSE, Nasdaq, any other self regulatory organization or the SEC of similar scope or as a replacement for Rule 80B, as determined by the Calculation Agent) shall be considered "material".

          (b) The suspension or material limitation, in each case, for more than two hours of trading or during the one-half hour period preceding the close of trading (whether by reason of movements in price exceeding levels permitted by the relevant exchange or otherwise) in (A) futures contracts related to the Index or any Successor Index or options on such futures contracts which are traded on any major U.S. exchange or (B) options contracts related to the Index or any Successor Index which are traded on the PHLX or any other major U.S. exchange.

          (c) The unavailability, through a recognized system of public dissemination of transaction information, for more than two hours of trading or during the one-half hour period preceding the close of trading, of accurate price, volume or related information in respect of 20% or more of the underlying stocks which then comprise the Index or any Successor Index or in respect of futures contracts related to the Index or any Successor Index, options on such futures contracts or options contracts related to the Index or any Successor Index, in each case traded on any major U.S. exchange.

     For purposes of determining whether a Market Disruption Event has occurred:
(1) a limitation on the hours or number of days of trading will not constitute a Market Disruption Event if it results from an announced change in the regular business hours of the relevant exchange or market, (2) a decision to discontinue permanently trading in the relevant futures or options contract will not constitute a Market Disruption Event, (3) any suspension in trading in a futures or options contract on the Index or any Successor Index by a major securities market by reason of (x) a price change violating limits set by such securities market, (y) an imbalance of orders relating to such contracts or (z) a disparity in bid and ask quotes relating to such contracts will constitute a Market Disruption Event, notwithstanding that such suspension or material limitation is less than two hours, and (4) a "suspension or material limitation" on an exchange or in a market will include a suspension or material limitation of trading by one class of investors provided that such suspension continues for more than two hours of trading or during the last one-half hour period preceding the close of trading on the relevant exchange or market (but will not include limitations imposed on certain types of trading under NYSE Rule 80A or any applicable rule or regulation enacted or promulgated by the NYSE, Nasdaq, any other self-regulatory organization or the SEC of a similar scope or as a replacement for Rule 80A, as determined by the Calculation Agent) and will not include any time when such exchange or market is closed for trading as part of such exchange's or market's regularly scheduled business hours. Under certain circumstances, the duties of Salomon Smith Barney as Calculation Agent in determining the existence of Market Disruption Events could conflict with the interests of Salomon Smith Barney as an affiliate of the issuer of the Notes.

     Based on the information currently available to the Company, on October 27, 1997, the NYSE suspended all trading during the one-half hour period preceding the close of trading, pursuant to NYSE Rule 80B. If such a suspension of trading occurred during the term of the Notes, such event would constitute a Market Disruption Event. The existence or non-existence of such circumstances, however, is not necessarily indicative of the likelihood of such circumstances arising or not arising in the future.

DISCONTINUANCE OF THE INDEX

     If the PHLX discontinues publication of the Index and the PHLX or another entity publishes a successor or substitute index that the Calculation Agent determines, in its sole discretion, to be comparable to such Index (any such index being referred to herein as a "Successor Index"), then the Ending Value shall be determined by reference to the value of such Successor Index using the methodology described above under "Determination of the Supplemental Redemption Amount".

     Upon any selection by the Calculation Agent of a Successor Index, the Calculation Agent will cause notice thereof to be furnished to the Company and the Trustee, who shall provide notice thereof to the holders of the Notes.

     If the PHLX discontinues publication of the Index and a Successor Index is not selected by the Calculation Agent or is no longer published on any Calculation Day, the value to be substituted for the Index for any such Calculation Day used to calculate the Supplemental Redemption Amount at maturity will be a value computed by the Calculation Agent for such Calculation Day in accordance with the procedures last used to calculate the Index prior to any such discontinuance.

     If the PHLX discontinues publication of the Index prior to the period during which the Supplemental Redemption Amount is to be determined and the Calculation Agent determines that no Successor Index is available at such time, then on each Index Business Day until the earlier to occur of (a) the determination of the Ending Value and (b) a determination by the Calculation Agent that a Successor Index is available, the Calculation Agent shall determine the value that would be used in computing the Supplemental Redemption Amount as described in the preceding paragraph as if such day were a Calculation Day. The Calculation Agent will cause notice of each such value to be published not less often than once each month in The Wall Street Journal (or another newspaper of general circulation), and arrange for information with respect to such values to be made available by telephone. Notwithstanding these alternative arrangements, discontinuance of the publication of the Index may adversely affect trading in the Notes.

     If a Successor Index is selected or the Calculation Agent calculates a value as a substitute for the Index as described above, such Successor Index or value shall be substituted for the Index for all purposes, including for purposes of determining whether an Index Business Day occurs or a Market Disruption Event exists. Notwithstanding these alternative arrangements, discontinuance of the publication of the Index may adversely affect the value of the Notes.

ALTERATION OF METHOD OF CALCULATION

     If at any time the method of calculating the Index or a Successor Index is changed in any material respect, or if the Index or a Successor Index is in any other way modified so that the value of the Index or such Successor Index does not, in the opinion of the Calculation Agent, fairly represent the value thereof had such changes or modifications not been made, then, from and after such time, the Calculation Agent shall, at the close of business in New York, New York, on each date when the closing value with respect to the Ending Value is to be calculated, make such adjustments as, in the good faith judgment of the Calculation Agent, may be necessary in order to arrive at a calculation of a value of a stock index comparable to the Index or such Successor Index as if such changes or modifications had not been made, and calculate such closing value with reference to the Index or such Successor Index. Accordingly, if the method of calculating the Index or such Successor Index is modified so that the value of such Index or such Successor Index is a fraction or a multiple of what it would have been if it had not been modified (e.g., due to a split in such Index), then the Calculation Agent shall adjust such Index in order to arrive at a value of such Index as if it had not been modified (e.g., as if such split had not occurred).

EVENTS OF DEFAULT AND ACCELERATION

     In case an Event of Default (as defined in the accompanying Prospectus) with respect to any Notes shall have occurred and be continuing, the amount declared due and payable upon any acceleration of the Notes will be determined by the Calculation Agent and will equal, for each Unit, the $10 initial principal amount plus the Supplemental Redemption Amount (which may be positive, negative or zero, but not less than -$1.00) calculated as though the maturity date of the Notes were the date of early repayment. See "-- Determination of the Supplemental Redemption Amount" above. If a bankruptcy proceeding is commenced in respect of the Company, the claim of the beneficial owner of a Note may be limited, under Section 502(b)(2) of Title 11 of the United States Code, to the $10 initial principal amount of the Note plus an additional amount of contingent interest calculated as though the maturity date of the Notes were the date of the commencement of such proceeding.

     In case of default in payment at the maturity date of the Notes (whether at their stated maturity or upon acceleration), from and after the maturity date the Notes shall bear interest, payable upon demand of the beneficial owners
thereof, at the rate of      % per annum on the unpaid amount due and payable on
such date in accordance with the terms of the Notes through the date when payment of such amount has been made or duly provided for.

BOOK-ENTRY SYSTEM

     Upon issuance, all Notes will be represented by one or more fully-registered global securities (the "Global Notes"). Each such Global Note will be deposited with, or on behalf of, the Depositary and registered in the name of the Depositary or a nominee thereof. Unless and until it is exchanged in whole or in part for Notes in definitive form, no Global Note may be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor of the Depositary or a nominee of such successor. Accountholders in the Euroclear or Cedel Bank clearance systems may hold beneficial interests in the Notes through the accounts each such system maintains as a participant in the Depositary.

     The Depositary has advised the Company as follows: the Depositary is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. The Depositary holds securities that its participants ("Participants") deposit with the Depositary. The Depositary also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations ("Direct Participants"). The Depositary is owned by a number of its Direct Participants and by the NYSE, the AMEX and the National Association of Securities Dealers, Inc. Access to the Depositary system is also available to others, such as securities brokers and dealers, banks and trust companies that clear transactions through, or maintain a custodial relationship with, a Direct Participant, either directly or indirectly. The rules applicable to the Depositary and its Participants are on file with the SEC.

     A further description of the Depositary's procedures with respect to the Global Notes is set forth in the Prospectus under "Description of Debt Securities -- Global Securities". The Depositary has confirmed to the Company, the Underwriter and the Trustee that it intends to follow such procedures.

SAME-DAY SETTLEMENT AND PAYMENT

     Settlement for the Notes will be made by the Underwriter in same-day funds. All payments of principal and the Supplemental Redemption Amount (if positive) at maturity (or of the Call Price if the Notes are redeemed prior to maturity) will be made by the Company in same-day funds so long as the Notes are maintained in book-entry form.

CALCULATION AGENT

     The Calculation Agent for the Notes will be Salomon Smith Barney. All determinations made by the Calculation Agent shall be at the sole discretion of the Calculation Agent and shall, in the absence of manifest error, be conclusive for all purposes and binding on the Company and holders of the Notes. Because the Calculation Agent is an affiliate of the Company, potential conflicts of interest may exist between the Calculation Agent and the holders of the Notes, including with respect to certain determinations and judgments that the Calculation Agent must make in determining the Ending Value and the Supplemental Redemption Amount or whether a Market Disruption Event has occurred. See
"-- Market Disruption Events", "-- Discontinuance of the Index" and
"-- Alteration of Method of Calculation" above. Salomon Smith Barney is obligated to carry out its duties and functions as Calculation Agent in good faith and using its reasonable judgment.

                      THESTREET.COM INTERNET SECTOR INDEX

GENERAL

     The TSC Internet Sector Index is intended to measure the average performance of a group of stocks within the Internet sector. The Index is an equal-dollar weighted index made up of the stocks of 20 leading companies involved in internet commerce, service and software that are traded on the NYSE and Nasdaq. European-style options on the Index have been traded on the PHLX since November 1998. The PHLX disseminates the value of the Index every 15 seconds during each trading day from 9:30 a.m. to 4:02 p.m. (Philadelphia time).

     As explained in more detail below, the TSC Internet Sector Index is re-balanced quarterly, following the close of trading on the third Friday of January, April, July and October, in order to re-align component weightings. In addition, the list of companies involved in the TSC Internet Sector Index is subject to change at any time and will be reviewed by the PHLX every quarter to ensure that it continues to represent the Internet sector accurately.

     Below is a list of the names as well as the stock symbols of the 20 companies whose stocks currently are included in the TSC Internet Sector Index:

      Amazon.com, Inc. ("AMZN")
      America Online Inc. ("AOL")
      At Home Corp. ("ATHM")
      BroadVision Inc. ("BVSN")
      Check Point Software Technologies ("CHKP")
      CMG Information Services Inc. ("CMGI")
      Egghead.com Inc. ("EGGS")
      Excite Inc. ("XCIT")
      Infoseek Corporation ("SEEK")
      Inktomi Communications ("INKT")
      Lycos Inc. ("LCOS")
      Macromedia Inc. ("MACR")
      MindSpring Enterprises ("MSPG")
      Network Associates Inc. ("NETA")
      ONSALE Inc. ("ONSL")
      Open Market Inc. ("OMKT")
      RealNetworks Inc. ("RNWK")
      Security Dynamics ("SDTI")
      USWeb Corp. ("USWB")
      Yahoo! Inc. ("YHOO")

INDEX CALCULATION

     The PHLX has retained Bridge Data Inc. to compute and perform all of the necessary maintenance on the Index, with backup support provided by the PHLX's internal index calculation system. The methodology used to calculate the Index is an equal-dollar weighted method, meaning that each of the component stocks is represented in the Index in approximately equal dollar amounts. The PHLX believes that this method of calculation is important because it provides each component issue with equivalent influence on the movement of the Index value instead of allowing one highly capitalized stock to dominate the movement of the Index. To determine the initial dollar weighting of the stocks, the PHLX calculated the number of shares of each stock comprising the Index that would represent an investment of approximately $10,000 in each such stock based on closing prices on September 30, 1998. The value of the Index equals the current market value of the sum of the assigned number of shares of all of the stocks in the Index divided by the current Index divisor. The Index divisor was set to yield an initial Index value of 200 at the opening on October 1, 1998 and is currently equal to 297.3304.

INDEX MAINTENANCE

     To maintain the continuity of the Index, the divisor is adjusted to reflect non-market changes in the price of the component securities as well as changes in the composition of the Index. Changes which may result in divisor adjustments include but are not limited to stock splits, dividends, spin-offs, mergers and acquisitions. In accordance with PHLX Rule 1009A, if any change in the nature of any component (e.g., delisting, merger, acquisition or otherwise) in the Index will change the overall market character of the Index, the PHLX will take appropriate steps to remove the stock or replace it with another stock that the PHLX believes would be compatible with the intended market character of the Index. All of the component stocks are "reported securities" as defined in Rule 11Aa3-1 under the Exchange Act, and any replacement components will also be "reported securities".

     Currently, the Index is comprised of 20 component stocks. Absent SEC approval, the PHLX will not change the number of components to more than 24 or fewer than 16. In addition, the PHLX has undertaken to the SEC that it will maintain the Index so that the component stocks comprising the top 90% of the Index, by weight, will each maintain a minimum market capitalization of $75 million. The remaining 10%, by weight, will each maintain a minimum market capitalization of $50 million. The component stocks comprising the top 90% of the Index, by weight, will maintain a trading volume of at least 500,000 shares per month. The component stocks constituting the bottom 10% of the Index, by weight, will maintain a trading volume of at least 400,000 shares per month. No fewer than 90% of the component issues by weight or fewer than 80% of the total number of the components will qualify as stocks eligible for options trading. Finally, no single component of the Index will account for more than 25% of the Index and the three highest weighted component securities will not account for more than 60% of the Index.

REBALANCING

     Following the close of trading on the third Friday of January, April, July and October, the PHLX adjusts the Index portfolio by changing the number of whole shares of each component so that each company is again represented in "equal" dollar amounts. If necessary, a divisor adjustment is made at the rebalancing to ensure the continuity of the Index's value. The newly adjusted portfolio then becomes the basis for the Index's value on the first trading day following the adjustment.

     The number of shares of each component stock in the Index portfolio remains fixed between quarterly rebalances except in the event of certain types of corporate actions, such as the payment of a dividend other than an ordinary cash dividend, stock dividend, stock split, reverse stock split, rights offering, distribution, reorganization, recapitalization, or similar event with respect to the component stocks. In the case of a merger or consolidation of an issuer of a component stock, if the stock remains in the Index, the number of shares of that security in the portfolio may be adjusted to the nearest whole share to maintain the component's relative weight in the Index at the level immediately prior to the corporate action. In the event of a stock addition or replacement, the average dollar value of the remaining portfolio components is calculated and that amount invested in the stock of the new component, to the nearest whole share. In all cases, the divisor is adjusted, if necessary, to ensure Index continuity. All stock replacements and the handling of non-routine corporate actions are announced at least ten business days in advance of such effective changes, whenever possible. The PHLX makes this information available to the public through dissemination of an information circular.

HISTORICAL DATA ON THE INDEX

     The following table sets forth the value of the TSC Internet Sector Index at the market close on each Index Business Day in the period from the Index's inception on October 1, 1998 through May 11, 1999, as well as providing indicative Index values for each Index Business Day in the period from May 1, 1998 through September 30, 1998 that have been calculated by the PHLX as if the Index had been created on May 1, 1998 and based on historical trading data for each of the stocks underlying the Index. These data on the TSC Internet Sector Index are not necessarily indicative of the future performance of the Index or what the value of the Notes may be. Any upward or downward trend in the value of the TSC Internet Sector Index during any period set forth below is not any indication that the Index is more or less likely to increase or decrease at any time during the term of the Notes.

                      DAILY CLOSING VALUE OF THE INDEX(1)

                        DAILY                  DAILY                  DAILY                  DAILY                  DAILY
                       CLOSING                CLOSING                CLOSING                CLOSING                CLOSING
DATE                    VALUE       DATE       VALUE       DATE       VALUE       DATE       VALUE       DATE       VALUE
---------------------  -------    --------    -------    --------    -------    --------    -------    --------    -------
05/01/98               229.27     07/16/98    277.54     09/29/98    208.02     12/11/98    348.73     03/01/99    525.13
05/04/98               237.21     07/17/98    278.71     09/30/98    200.08     12/14/98    334.02     03/02/99    527.76
05/05/98               232.22     07/20/98    290.03     10/01/98    184.76     12/15/98    348.37     03/03/99    521.13
05/06/98               227.35     07/21/98    291.38     10/02/98    191.25     12/16/98    356.12     03/04/99    523.39
05/07/98               223.26     07/22/98    293.52     10/05/98    181.00     12/17/98    361.05     03/05/99    534.34
05/08/98               225.09     07/23/98    281.05     10/06/98    176.12     12/18/98    377.71     03/08/99    571.43
05/11/98               217.30     07/24/98    268.17     10/07/98    159.07     12/21/98    419.97     03/09/99    568.89
05/12/98               220.69     07/27/98    262.34     10/08/98    143.82     12/22/98    410.24     03/10/99    587.68
05/13/98               228.76     07/28/98    252.85     10/09/98    152.65     12/23/98    428.25     03/11/99    584.08
05/14/98               231.46     07/29/98    234.55     10/12/98    168.14     12/24/98    429.77     03/12/99    568.00
05/15/98               228.02     07/30/98    249.29     10/13/98    161.51     12/28/98    449.82     03/15/99    604.83
05/18/98               221.79     07/31/98    237.55     10/14/98    166.46     12/29/98    435.69     03/16/99    604.65
05/19/98               222.04     08/03/98    226.17     10/15/98    179.51     12/30/98    405.97     03/17/99    608.93
05/20/98               219.42     08/04/98    226.99     10/16/98    179.27     12/31/98    406.42     03/18/99    617.46
05/21/98               221.42     08/05/98    225.12     10/19/98    193.31     01/04/99    413.26     03/19/99    628.60
05/22/98               211.91     08/06/98    238.37     10/20/98    187.35     01/05/99    411.95     03/22/99    633.51
05/26/98               196.81     08/07/98    247.10     10/21/98    193.83     01/06/99    445.35     03/23/99    596.81
05/27/98               203.89     08/10/98    250.47     10/22/98    202.16     01/07/99    475.10     03/24/99    594.11
05/28/98               205.09     08/11/98    240.77     10/23/98    200.84     01/08/99    499.77     03/25/99    627.90
05/29/98               202.66     08/12/98    246.70     10/26/98    210.31     01/11/99    588.19     03/26/99    629.58
06/01/98               191.85     08/13/98    243.06     10/27/98    211.57     01/12/99    542.07     03/29/99    654.16
06/02/98               194.88     08/14/98    238.08     10/28/98    206.32     01/13/99    506.34     03/30/99    643.88
06/03/98               190.68     08/17/98    239.88     10/29/98    212.61     01/14/99    492.68     03/31/99    643.01
06/04/98               194.61     08/18/98    249.92     10/30/98    211.13     01/15/99    504.37     04/01/99    657.43
06/05/98               197.24     08/19/98    245.95     11/02/98    224.00     01/19/99    548.26     04/05/99    683.12
06/08/98               202.24     08/20/98    240.78     11/03/98    225.04     01/20/99    508.70     04/06/99    720.66
06/09/98               211.90     08/21/98    236.18     11/04/98    232.05     01/21/99    482.64     04/07/99    699.85
06/10/98               208.54     08/24/98    234.20     11/05/98    236.55     01/22/99    490.01     04/08/99    710.76
06/11/98               206.63     08/25/98    229.50     11/06/98    243.86     01/25/99    496.59     04/09/99    731.93
06/12/98               205.48     08/26/98    221.28     11/09/98    258.16     01/26/99    520.09     04/12/99    790.44
06/15/98               201.71     08/27/98    205.24     11/10/98    269.32     01/27/99    534.60     04/13/99    776.18
06/16/98               209.34     08/28/98    189.87     11/11/98    260.13     01/28/99    552.41     04/14/99    694.17
06/17/98               218.09     08/31/98    159.20     11/12/98    261.19     01/29/99    557.52     04/15/99    678.72
06/18/98               223.90     09/01/98    174.69     11/13/98    254.85     02/01/99    547.89     04/16/99    669.02
06/19/98               221.96     09/02/98    181.22     11/16/98    264.41     02/02/99    533.44     04/19/99    560.81
06/22/98               226.28     09/03/98    171.29     11/17/98    270.01     02/03/99    548.92     04/20/99    595.95
06/23/98               237.35     09/04/98    171.47     11/18/98    286.88     02/04/99    538.45     04/21/99    636.05
06/24/98               250.49     09/08/98    187.94     11/19/98    278.81     02/05/99    532.52     04/22/99    659.31
06/25/98               250.79     09/09/98    177.50     11/20/98    285.70     02/08/99    504.85     04/23/99    679.72
06/26/98               246.28     09/10/98    174.13     11/23/98    306.80     02/09/99    456.26     04/26/99    714.27
06/29/98               254.94     09/11/98    176.09     11/24/98    318.14     02/10/99    450.90     04/27/99    696.97
06/30/98               256.84     09/14/98    179.16     11/25/98    346.40     02/11/99    505.21     04/28/99    657.90
07/01/98               271.37     09/15/98    175.34     11/27/98    414.31     02/12/99    483.18     04/29/99    647.41
07/02/98               273.08     09/16/98    187.17     11/30/98    351.87     02/16/99    471.83     04/30/99    656.26
07/06/98               292.99     09/17/98    180.82     12/01/98    343.78     02/17/99    459.13     05/03/99    632.97
07/07/98               275.17     09/18/98    183.23     12/02/98    330.65     02/18/99    461.40     05/04/99    615.13
07/08/98               271.27     09/21/98    183.99     12/03/98    303.37     02/19/99    471.20     05/05/99    637.49
07/09/98               268.85     09/22/98    192.43     12/04/98    314.19     02/22/99    490.98     05/06/99    611.80
07/10/98               273.58     09/23/98    206.79     12/07/98    337.67     02/23/99    514.53     05/07/99    614.15
07/13/98               285.16     09/24/98    204.14     12/08/98    348.21     02/24/99    505.74     05/10/99    635.33
07/14/98               282.25     09/25/98    206.86     12/09/98    355.10     02/25/99    507.88     05/11/99    654.09
07/15/98               280.63     09/28/98    209.65     12/10/98    339.84     02/26/99    510.55

---------------
(1) Values for periods prior to the inception of the Index on October 1, 1998 are indicative values calculated by the PHLX as if the Index had been created on May 1, 1998 and based on historical trading data for each of the stocks underlying the Index.

     The closing value of the TSC Internet Sector Index on May 11, 1999 was 654.09.

     The following graph illustrates the performance of the TSC Internet Sector Index based on the closing value thereof at the market close on each Index Business Day in the period from October 1, 1998 through May 11, 1999 and on indicative Index values calculated in the manner described above for each Index Business Day in the period from May 1, 1998 through September 30, 1998. Past movements of the Index are not necessarily indicative of future Index values.

                              [PERFORMANCE GRAPH]



LICENSE AGREEMENT

     The Company expects to enter into a non-exclusive license agreement providing for the license to the Company, in exchange for a fee, of the right to use the Index in connection with certain securities, including the Notes.

     All disclosures contained in this Prospectus Supplement regarding the Index, including its make-up, method of calculation and changes in its components, are derived from publicly available information prepared by the PHLX or TheStreet.com, Inc. None of the Company, Salomon Smith Barney or the Trustee under the Senior Debt Indenture assumes any responsibility for the accuracy or completeness of such information.

            CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

     The following is a general summary of certain United States federal income tax considerations that may be relevant to a holder of a Note. This summary is based on laws, regulations, rulings and decisions now in effect, all of which are subject to change (possibly with retroactive effect) and to differing interpretations. Furthermore, there can be no assurance that the Internal Revenue Service would not take a position contrary to those expressed herein. This summary deals only with holders that will hold Notes as capital assets, and does not address all aspects of U.S. federal income taxation that may be applicable to investors in light of their particular circumstances, or to investors subject to special treatment under U.S. federal income tax law (including, but not limited to, financial institutions, tax-exempt entities, insurance companies or dealers in securities or currencies, persons having a functional currency other than the U.S. dollar, persons holding the Notes as a position in a "straddle" or conversion transaction, or as part of a "synthetic security" or other integrated financial transaction). This summary also does not address the state, local or foreign tax consequences of an investment in the Notes. The discussion below is based on the advice of Cleary, Gottlieb, Steen & Hamilton, counsel to Salomon Smith Barney and special tax counsel to the Company.

     Investors should consult their own tax advisors in determining the tax consequences to them of holding Notes, including the application to their particular situation of the U.S. federal income tax considerations discussed below.

     As used herein, the term "U.S. holder" means a person who is a citizen or resident of the United States, or that is a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, an estate the income of which is subject to United States federal income taxation regardless of its source or a trust if (i) a U.S. court is able to exercise primary supervision over the trust's administration and (ii) one or more U.S. persons have the authority to control all of the trust's substantial decisions.

TAX CHARACTERIZATION OF THE NOTES

     Each Note will be treated by the Company for U.S. federal income tax purposes as a single debt instrument issued by the Company that is subject to U.S. Treasury regulations governing contingent debt instruments (the "Contingent Debt Regulations"). Moreover, each holder, by accepting a Note, agrees to this treatment of such Note and to report all income (or loss) with respect to the Notes in accordance with the Contingent Debt Regulations. The remainder of this summary assumes the treatment of the Note as a single debt instrument subject to the Contingent Debt Regulations and the holder's agreement thereto.

U.S. HOLDERS

     Taxation of Interest.  A U.S. holder of a Note will recognize income (or loss) on a Note in accordance with the Contingent Debt Regulations. The Contingent Debt Regulations require the application of a "noncontingent bond method" to determine accruals of income, gain, loss and deduction with respect to a contingent debt obligation. As described in more detail in the second succeeding paragraph, under the noncontingent bond method, a U.S. holder of a Note will be required for tax purposes to include in income each year an accrual
of interest at the rate of      percent (the "comparable yield"). Solely for
purposes of determining the comparable yield pursuant to the Contingent Debt Regulations, a holder of a Note will be assumed to be entitled to receive, in
respect of each Note, a payment of $          on the maturity date (the "Assumed
Supplemental Redemption Amount"). The Assumed Supplemental Redemption Amount is calculated as the amount required to produce the comparable yield of a Note, taking into account the Note's issue price.

     The comparable yield and the Assumed Supplemental Redemption Amount are used to determine accruals of interest FOR TAX PURPOSES ONLY and are not assurances or predictions by the Company with respect to the actual yield of, or payment to be made in respect of, a Note. The comparable yield and the Assumed Supplemental Redemption Amount do not necessarily represent the Company's expectations regarding such yield, the amount of such payment, or whether the Company will call the Notes prior to maturity.

     Each Note will be issued at par. However, there will be Tax OID because Tax OID must be accrued at the comparable yield. Under the Tax OID rules of the Internal Revenue Code of 1986, as amended (the "Code"), and the Treasury regulations promulgated thereunder, a U.S. holder of a Note, whether such holder uses the cash or the accrual method of tax accounting, will be required to include as ordinary interest income the sum of the "daily portions" of Tax OID on the Note for all days during the taxable year that the U.S. holder owns the Note. As a result, a U.S. holder of a Note that employs the cash method of tax accounting will be required to include amounts in respect of Tax OID accruing on a Note in taxable income each year, even though cash payment on the Note is only at maturity or upon the Call Date.

     The daily portions of Tax OID on a Note are determined by allocating to each day in any accrual period a ratable portion of the Tax OID allocable to that accrual period. In the case of an initial holder, the amount of Tax OID on a Note allocable to each accrual period is determined by multiplying the "adjusted issue price" (as defined below) of a Note at the beginning of the accrual period by the comparable yield of a Note (appropriately adjusted to reflect the length of the accrual period). The "adjusted issue price" of a Note at the beginning of any accrual period will generally be the sum of its issue price and the amount of Tax OID allocable to all prior accrual periods.

     Disposition of the Notes. When a U.S. holder sells, exchanges or otherwise disposes of a Note (including upon redemption or a call prior to maturity by the Company) (a "disposition"), the U.S. holder's gain (or loss) on such disposition will equal the difference between the amount received by the U.S. holder for the Note and the U.S. holder's tax basis in the Note. A U.S. holder's tax basis (i.e., adjusted cost) in a Note will be equal to the U.S. holder's original purchase price for such Note, plus any Tax OID accrued by the U.S. holder. Upon a Note's maturity, if there is a payment of a Supplemental Redemption Amount and such Supplemental Redemption Amount exceeds the Assumed Supplemental Redemption Amount, the U.S. holder will be required to include such excess in income as ordinary interest on the maturity date. Alternatively, if there is a payment of a Supplemental Redemption Amount and such Supplemental Redemption Amount is less than the Assumed Supplemental Redemption Amount, the shortfall will be treated as an offset to any interest otherwise includible in income by the U.S. holder with respect to the Note for the taxable year in which the maturity date occurs but only to the extent of the amount of such includible interest. Any remaining portion of such shortfall may be recognized and deducted by the U.S. holder as an ordinary loss.

     Any gain realized by a U.S. holder on a disposition will be treated as ordinary interest income. Any loss realized by a U.S. holder on a disposition will be treated as ordinary loss, to the extent of the U.S. holder's Tax OID inclusions with respect to the Note up to the date of disposition. Any loss realized in excess of such amount generally will be treated as a capital loss. An individual U.S. holder generally will be allowed a deduction for any such ordinary loss without regard to the two-percent miscellaneous itemized deduction rule of Section 67 of the Code. Any capital loss recognized by a U.S. holder will be a long-term capital loss if such U.S. holder has held such Note for more than one year, and a short-term capital loss in other cases.

     A U.S. holder that purchases a Note in the secondary market for an amount that differs from the Note's adjusted issue price at the time of purchase will be required to accrue Tax OID on the Note in accordance with the comparable yield and Assumed Supplemental Redemption Amount, even if market conditions have changed since the date of issuance. A U.S. holder must determine whether the difference between the purchase price for a Note and the adjusted issue price of the Note is attributable to a change in expectations as to the Supplemental Redemption Amount, a change in interest rates, or both, and allocate the difference accordingly. Adjustments allocated to a change in interest rates will cause, as the case may be, a "positive adjustment" or a "negative adjustment" to the U.S. holder's Tax OID inclusion. If the adjusted issue price is more than the purchase price for the Note, a "positive adjustment" will result, and if the adjusted issue price is less than the purchase price of the Note, a "negative adjustment" will result. If the difference between a U.S. holder's purchase price for a Note and the adjusted issue price of the Note is attributable to a change in expectations as to the Supplemental Redemption Amount (and not to a change in market interest rates), the U.S. holder will be required to allocate that difference to the Supplemental Redemption Amount. Adjustments allocated to the Supplemental Redemption Amount are taken into account at the time the Supplemental Redemption Amount is paid. If the purchaser's tax basis in a Note is greater than the adjusted issue price of the Note, the excess is treated as a "negative adjustment" that reduces the Supplemental Redemption Amount; if the purchaser's tax basis in a Note is less than the adjusted issue price of the Note, the difference is treated as a "positive adjustment" that increases the Supplemental Redemption Amount. Any negative or positive adjustment of the kind described above made by a U.S. holder of a Note will decrease or increase, respectively, the U.S. holder's tax basis in the Note.

     Certain U.S. holders may receive Forms 1099-OID reporting Tax OID accruals on a Note. Those forms will not, however, reflect the effects of any positive or negative adjustments resulting from the U.S. holder's purchase of the Note in the secondary market at a price that differs from its adjusted issue price on the date of purchase. U.S. holders are urged to consult their tax advisors as to whether, and how, such adjustments should be made to the amounts reported on any Form 1099-OID.

     Information Reporting and Backup Withholding. A noncorporate U.S. holder may be subject to information reporting and to backup withholding at a rate of 31 percent with respect to payments of principal, premium and interest (including Tax OID) made on a Note, or the proceeds of a disposition of a Note before maturity, unless such U.S. holder provides proof of an applicable exemption or a correct taxpayer identification number, and otherwise complies with applicable requirements of the information reporting and backup withholding rules.

NON-U.S. HOLDERS

     Taxation of Interest and Disposition of the Notes. Under current U.S. federal income tax law: (a) payment of a Supplemental Redemption Amount to a holder who is not a U.S. holder (a "non-U.S. holder") will not be subject to withholding of U.S. federal income tax, provided that (i) the holder does not actually or constructively own 10 percent or more of the combined voting power of all classes of stock of the Company and is not a controlled foreign corporation related to the Company through stock ownership and (ii) the beneficial owner provides a statement signed under penalties of perjury that includes its name and address and certifies that it is a non-U.S. holder in compliance with applicable requirements or, with respect to payments made after December 31, 2000, satisfies certain documentary evidence requirements for establishing that it is a non-U.S. holder; and (b) a non-U.S. holder will not be subject to U.S. federal income tax on gain realized on the disposition of a Note. Notwithstanding the above, a non-U.S. holder that is subject to U.S. federal income taxation on a net income basis with respect to its income from a Note generally will be subject to the same rules to which a U.S. holder is subject with respect to the accrual of interest (including Tax OID) on a Note and with respect to gain or loss realized or recognized on the disposition of a Note.

     Information Reporting and Backup Withholding. U.S. information reporting requirements and backup withholding tax will not apply to payments on, or proceeds from the disposition of, a Note if the beneficial owner thereof certifies its non-U.S. status under penalties of perjury (or, with respect to payments made after December 31, 2000, satisfies certain documentary evidence requirements for establishing that it is a non-U.S. holder) or otherwise establishes an exemption.

     The U.S. Treasury Department issued final Treasury regulations governing information reporting and the certification procedures regarding withholding and backup withholding on certain amounts paid to non-U.S. persons after December 31, 2000. Such regulations, among other things, may change the certification procedures relating to the receipt by intermediaries of payments on behalf of a beneficial owner of a Note. Prospective investors should consult their tax advisors regarding the effect, if any, of such Treasury regulations on an investment in the Notes.

     With respect to payments made after December 31, 2000, for purposes of applying the rules set forth in the three preceding paragraphs to an entity that is treated as fiscally transparent (e.g., a partnership or certain trusts) for U.S. federal income tax purposes, the beneficial owner means each of the ultimate beneficial owners of the entity.

                                  UNDERWRITING

     Subject to the terms and conditions set forth in an Underwriting Agreement (the "Underwriting Agreement") between the Company and Salomon Smith Barney, as sole Underwriter (the "Underwriter"), the Company has agreed to sell to the Underwriter, and the Underwriter has agreed to purchase from the Company, $
initial principal amount of Notes (     Units).

     The Notes are offered subject to receipt and acceptance by the Underwriter, to prior sale and to the Underwriter's right to reject any order in whole or in part and to withdraw, cancel or modify the offer without notice. It is expected that delivery of the Notes will be made at the office of Salomon Smith Barney, 388 Greenwich Street, New York, New York, or through the facilities of the
Depositary, on or about           , 1999.

     The Company has been advised that the Underwriter proposes to offer the Notes to the public initially at the public offering price set forth on the cover page of this Prospectus Supplement and to certain dealers at a price that
represents a concession not in excess of $     per Unit, and that the
Underwriter may allow, and each such dealer may reallow, to other dealers a
concession not exceeding $     per Unit. After the initial public offering, the
public offering price, the underwriting discount and such concessions may be changed from time to time.

     The Company has been advised by the Underwriter that the Underwriter currently intends to make a market in the Notes, subject to applicable laws and regulations. However, the Underwriter is not obligated to do so and may discontinue any such market-making activity at any time without notice. No assurance can be given that an active public market for the Notes will develop.

     The Underwriting Agreement provides that the Company will indemnify the Underwriter against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or contribute to payments that the Underwriter may be required to make in respect thereof.

     The Notes may be offered to investors outside the United States. The Underwriter has further agreed that any offers and sales made outside the United States will be made in compliance with any selling restrictions applicable in the jurisdictions where such offers and sales are made.

     Salomon Smith Barney is an indirect wholly-owned subsidiary of the Company. Accordingly, the offering is being made pursuant to the provisions of Rule 2720 of the Conduct Rules of the National Association of Securities Dealers, Inc. regarding the offering by an affiliate of the securities of its parent.

     In connection with this offering, the Underwriter and selling group members and their respective affiliates may engage in transactions that stabilize, maintain or otherwise affect the market price of the Notes. Such transactions may include stabilization transactions effected in accordance with Rule 104 of Regulation M under the Exchange Act, pursuant to which such persons may bid for or purchase Notes for the purposes of stabilizing their market price. The Underwriter also may create a short position for its accounts by selling more Notes in connection with this offering than it is committed to purchase from the Company, and in such case may purchase Notes in the open market following completion of this offering to cover all or a portion of such short position. Any of the transactions described in this paragraph may result in the maintenance of the price of the Notes at a level above that which might otherwise prevail in the open market. None of the transactions described in this paragraph is required, and, if any is undertaken, it may be discontinued at any time.

     The Company or one or more its subsidiaries may from time to time purchase or acquire a position in the Notes and may, at its option, hold, resell or retire such Notes. This Prospectus Supplement and the Prospectus may be used by Salomon Smith Barney and/or any affiliate thereof in connection with offers and sales of the Notes in market-making transactions at negotiated prices related to prevailing market prices at the time of sale. Any such affiliate may act as principal or agent in such transactions.

                                 ERISA MATTERS

     The purchaser, by its purchase or other acquisition of the Notes, is deemed to represent that such purchaser is not an employee benefit plan subject to the fiduciary responsibility provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or any entity with respect to which part or all of its assets constitute assets of any such employee benefit plan by reason of 29 C.F.R. 2510.3-101 or otherwise, or any government or other plan subject to Federal, state or local law substantially similar to the fiduciary responsibility provisions of ERISA ("ERISA Plan"). Any plan that is subject to
Section 4975(e)(1) of the Code that is not an ERISA Plan (for example, individual retirement accounts, individual retirement annuities or Keogh Plans) will be deemed to have represented, by its purchase or other acquisition of the Notes, that such purchase, acquisition, holding and subsequent disposition of such Notes and the transactions contemplated hereby do not constitute a prohibited transaction under Section 4975 of the Code.

                                 LEGAL MATTERS

     Certain legal matters relating to the Notes will be passed upon for the Company by Joan Guggenheimer, Esq., as counsel for the Company. Ms. Guggenheimer, General Counsel of the Company, beneficially owns, or has rights to acquire under Citigroup employee benefit plans, an aggregate of less than one percent of the common stock of Citigroup. Certain legal matters relating to the Notes will be passed upon for the Underwriter by Cleary, Gottlieb, Steen & Hamilton.

     Cleary, Gottlieb, Steen & Hamilton has also acted as special tax counsel to the Company in connection with the Notes and has, from time to time, acted as counsel for the Company and certain of its affiliates and may do so in the future.

                                                                      APPENDIX A

                                 INDEX OF TERMS

                                                                 PAGE
                                                                 ----
adjusted issue price........................................  S-24
AMEX........................................................  S-5
Assumed Supplemental Redemption Amount......................  S-24
Calculation Agent...........................................  S-6
Calculation Day.............................................  S-3, S-14
Calculation Period..........................................  S-3, S-14
Call Date...................................................  S-4
Call Period.................................................  S-4
Call Price..................................................  S-4
Citigroup...................................................  S-6
Code........................................................  S-24
Company.....................................................  S-2
comparable yield............................................  S-24
Contingent Debt Regulations.................................  S-24
Depositary..................................................  S-2
Direct Participants.........................................  S-18
disposition.................................................  S-25
Ending Value................................................  S-3, S-13
ERISA.......................................................  S-28
ERISA Plan..................................................  S-28
Exchange Act................................................  S-6
Global Notes................................................  S-18
Index.......................................................  S-2
Index Business Day..........................................  S-14
Market Disruption Event.....................................  S-16
Nasdaq......................................................  S-4
non-U.S. holder.............................................  S-26
Notes.......................................................  S-2, S-12
NYSE........................................................  S-4
Participants................................................  S-18
Pricing Date................................................  S-3
PHLX........................................................  S-2
Salomon Smith Barney........................................  S-6
SEC.........................................................  S-6
Starting Value..............................................  S-3, S-14
Successor Index.............................................  S-17
Supplemental Redemption Amount..............................  S-2
Tax OID.....................................................  S-12
Trustee.....................................................  S-13
TSC Internet Sector Index...................................  S-2
Underwriter.................................................  S-27
Underwriting Agreement......................................  S-27
U.S. holder.................................................  S-24

PROSPECTUS

                       SALOMON SMITH BARNEY HOLDINGS INC.

     may offer --

                                DEBT SECURITIES
                                 INDEX WARRANTS

     We will provide the specific terms of these securities in supplements to this Prospectus. You should read this Prospectus and the supplements carefully before you invest.

                               ------------------
   THESE SECURITIES HAVE NOT BEEN APPROVED BY THE SEC OR ANY STATE SECURITIES COMMISSION, NOR HAS ANY OF THESE ORGANIZATIONS DETERMINED THAT THIS PROSPECTUS, OR ANY ACCOMPANYING PROSPECTUS SUPPLEMENT OR PRICING SUPPLEMENT, IS ACCURATE OR
      COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                               ------------------

                              SALOMON SMITH BARNEY

December 1, 1997

                               PROSPECTUS SUMMARY

     This summary highlights selected information from this document and may not contain all of the information that is important to you. To understand the terms of our securities, you should carefully read this document and the Prospectus Supplement that explains the specific terms of the securities we are offering. You should also read the documents we have referred you to in "Where You Can Find More Information" on page 4 for information on our Company and our financial statements. The Prospectus Supplement may also add, update or change information contained in this Prospectus. It is important for you to consider the information in the Prospectus and any Prospectus Supplement in making your investment decision.

                                  OUR COMPANY

     Salomon Smith Barney Holdings Inc. is a holding company primarily engaged in investment banking, proprietary trading, retail brokerage and asset management activities through its U.S. and foreign broker-dealer subsidiaries.

                          THE SECURITIES WE MAY OFFER

     We may use this Prospectus to offer up to $11,710,346,786 of Debt Securities and Index Warrants. A Prospectus Supplement will describe the specific types, amounts, prices, and detailed terms of any securities we offer.

DEBT SECURITIES

     These securities are unsecured general obligations of our Company in the form of senior or subordinated debt. Senior debt includes our notes, debt, and guarantees, which are for money borrowed and not subordinated. Subordinated debt, designated at the time it is issued, is not entitled to interest and principal payments if payments on the senior debt are not made.

     The senior and subordinated debt will be issued under separate indentures between the Company and a trustee. The trustees under the indentures are bank or trust companies; we have certain banking relationships with these companies. We have summarized below the general features of the debt securities from these indentures. We encourage you to read the indentures (which are incorporated by reference in our registration statement No. 333-38931), our recent annual report on Form 10-K, our recent quarterly reports on Form 10-Q and our recent Reports on Form 8-K, including the Report on Form 8-K filed on November 28, 1997. Directions on how you can receive copies of these documents are provided on page 4.

GENERAL INDENTURE PROVISIONS THAT APPLY TO SENIOR AND SUBORDINATED DEBT

- None of the indentures limits the amount of debt that we may issue or provides holders any protection should there be a highly leveraged transaction involving our Company, although the senior debt indenture does limit our company's ability to pledge the stock of certain of our important subsidiaries.

- Each indenture allows for different types of Debt Securities (including indexed securities) to be issued in series and provides for the issuance of securities in book-entry, certificated, and, in limited circumstances, bearer form.

- The indentures allow us to merge or to consolidate with another company, or sell all or substantially all of our assets to another company. If any of these events occur, the other company will be required to assume our responsibilities on the debt, and, assuming that the transaction has not resulted in an event of default, we will be released from all liabilities and obligations under the Debt Securities.

- The indentures provide that holders of a majority of the total principal amount of the Debt Securities outstanding in any series may vote to change certain of our obligations or your rights concerning those securities. However, every holder of a particular security must consent to certain important changes in the terms of that security, including changes in the payment of principal or interest on any security or the currency of payment.

- We may discharge certain of the Debt Securities issued under the indentures or be released from our obligation to comply with the limitations discussed above at any time by depositing sufficient amounts of cash or U.S. government securities with the trustee to pay our obligations under the particular securities when due. If we choose to discharge certain securities, all amounts due to you on those securities will be paid by the trustee from the deposited funds.

- The indentures govern the actions of the trustee with regard to the Debt Securities, including the circumstances under which the trustee is required to give notices to holders of the securities and the procedures by which lost or stolen Debt Securities may be replaced.

EVENTS OF DEFAULT

     The events of default specified in the indentures include:

     - Principal not paid when due.

     - Sinking fund payment not made when due.

     - Failure to pay interest for 30 days.

     - Covenants not performed for 60 days following notice.

     - Certain events of insolvency or bankruptcy, whether voluntary or not.

REMEDIES

     If there is a default, the trustee or holders of 25% of the principal amount of Debt Securities outstanding in a series may declare the principal immediately payable. However, holders of a majority in principal amount of the securities in that series may rescind this action.

INDEX WARRANTS

     We may issue Index Warrants independently or together with Debt Securities. We will issue each series of Index Warrants under a separate Warrant Agreement between our Company and a bank or trust company. We encourage you to read the standard form of the Warrant Agreement, which is incorporated by reference in our registration statement No. 333-38931. We provide directions on how you can get copies of these documents on page 4.

     Index Warrants are securities that, when exercised by the purchaser at a time when certain conditions are met, entitle you to receive from our Company an amount in cash or number of securities that will be indexed to prices, yields, or other specified measures or changes in an index or differences between two or more indexes. You may only exercise Index Warrants during a specified period and the Index Warrants expire on a specified date. Depending on circumstances and the terms and conditions of the particular Index Warrant, you may not be entitled to receive any amount for an Index Warrant during any period when you may exercise it or at its expiration.

     The Prospectus Supplement for a series of Index Warrants will set forth the formula for determining the amount in cash or number of securities, if any, that we will pay you when you exercise an Index Warrant and certain information about the relevant underlying assets, as well as other information about the specific terms of the Index Warrant.

     We will generally issue Index Warrants in book-entry form and list Index Warrants for trading on a national securities exchange, such as the New York Stock Exchange, American Stock Exchange or Chicago Board Options Exchange.

     The Warrant Agreement for any series of Index Warrants will provide that holders of a majority of the total principal amount of the Index Warrants outstanding in any series may vote to change certain of our obligations or your rights concerning those Index Warrants. However, every holder of a particular Index Warrant must consent to certain important changes in the terms of that security, including changes in the amount or manner of payment on an Index Warrant or further limits on the time during which it may be exercised.

     Index Warrants can involve a high degree of risk, including risks arising from changes in the values of the underlying assets that are used to determine the amount to be paid to you when you exercise the Index Warrant. Certain Index Warrants may also involve risks linked to changes in foreign exchange rates, securities markets, interest rates and the business of certain companies or groups of companies. You should recognize that any Index Warrant that does not have a specified minimum expiration value may be worthless when it expires. Buyers of Index Warrants should be experienced in options transactions and understand these types of risks. You should only decide to buy Index Warrants after careful consideration with your advisers about the suitability of the Index Warrants in light of your particular financial circumstances and the terms and conditions of the particular Index Warrant.

     Any prospective purchasers of Index Warrants should be aware of special United States federal income tax considerations applicable to instruments such as the Index Warrants. The Prospectus Supplement relating to each series of Index Warrants will describe certain tax considerations.

                                USE OF PROCEEDS

     We will use the net proceeds we receive from any offering of these securities for general corporate purposes, primarily to fund our operating units and subsidiaries. We may use some of the proceeds to refinance or extend the maturity of some of the Company's existing debt obligations. We will use a portion of the proceeds from the sale of Index Warrants and Indexed Notes to hedge our exposure to payments that we may have to make on such Index Warrants and Indexed Notes.

                              PLAN OF DISTRIBUTION

     We may sell the securities in any of the following ways: (i) through underwriters or dealers; (ii) directly to one or more purchasers; (iii) through agents or (iv) through a combination of any of these methods of sale. The Prospectus Supplement will explain the ways in which we are selling specific securities, including the names of any underwriters and details of the pricing of the securities, including the commissions, concessions or discounts we are granting the underwriters, dealers or agents.

     If we use underwriters in any sale, the underwriters will buy the securities for their own account and may resell the securities from time to time in one or more transactions, at a fixed public offering price or at varying prices determined at the time of sale. In connection with an offering, underwriters and selling group members and their affiliates may engage in transactions to stabilize, maintain or otherwise affect the market price of the securities, in accordance with applicable law.

     We expect that the underwriters for any offering will include one or more of our broker-dealer subsidiaries.

     These broker-dealer subsidiaries (including their successors) also expect to offer and sell previously issued Debt Securities and Index Warrants as part of their business, and may act as a principal or agent in such transactions. We or any of our subsidiaries may use this Prospectus and the related Prospectus Supplements and Pricing Supplements in connection with these activities.

                      WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. SEC filings are also available to the public from the SEC's web site at http://www.sec.gov.

     The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to other documents. The information incorporated by reference is considered to be part of this Prospectus, and later information filed with the SEC will update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 until our offering is completed:

(a) Annual Report on Form 10-K for the year ended December 31, 1996;

(b) Quarterly Reports on Form 10-Q for the quarters ended March 31, 1997, June 30, 1997 and September 30, 1997;

(c) Current Reports on Form 8-K filed on January 21, 1997, March 17, 1997, April 15, 1997, July 17, 1997, September 24, 1997, September 29, 1997 (as amended by the Current Report on Form 8-K/A filed on October 28, 1997 and the Current Report on Form 8-K/A2 filed on December 1, 1997), October 21, 1997, October 28, 1997 (as amended by the Current Report on Form 8-K/A filed on December 1, 1997), November 21, 1997 (as amended by the Current Report on Form 8-K/A filed on December 1, 1997), and November 28, 1997.

     You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

        Treasurer
        Salomon Smith Barney Holdings Inc.
        388 Greenwich Street
        New York, NY 10013
        212-816-6000

     You should rely only on the information incorporated by reference or provided in this Prospectus or the Prospectus Supplement. We have authorized no one to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this Prospectus or the Prospectus Supplement is accurate as of any date other than the date on the front of the document.

                                  THE COMPANY

     Pursuant to an agreement and plan of merger dated as of September 24, 1997, a newly-formed wholly owned subsidiary of Travelers Group Inc. ("Travelers Group") merged with and into Salomon Inc ("Salomon") on November 28, 1997; Salomon then became a wholly owned subsidiary of Travelers Group and was renamed Salomon Smith Barney Holdings Inc. (the "Company"). Immediately thereafter, Smith Barney Holdings Inc., another wholly owned subsidiary of Travelers Group, was merged into the Company. The Company is a holding company primarily engaged in investment banking, proprietary trading, retail brokerage and asset management activities through its two broker-dealer subsidiaries, Smith Barney Inc. ("Smith Barney") and Salomon Brothers Inc ("Salomon Brothers").

     The principal offices of the Company are located at 388 Greenwich Street, New York, New York 10013 (telephone number: (212) 816-6000).

SMITH BARNEY

     Smith Barney provides investment banking, asset management, brokerage and other financial services for United States and foreign corporations, governments and institutional and individual investors. These activities include securities, options and commodities brokerage for domestic and international institutional and individual clients; underwriting and distribution of securities; arranging for the private placement of securities; assisting in mergers and acquisitions and providing financial advisory services; market making and trading in corporate debt and equity, United States government and agency, mortgage-related and municipal securities and foreign exchange, futures and forward contracts; consumer financing activities; securities lending activities; investment management and advisory services; securities research; and other related activities.

SALOMON

     Together with Salomon Brothers Holding Company Inc and its subsidiaries (which subsidiaries include Salomon Brothers), Salomon Brothers engages in global investment banking and global securities trading activities; provides capital raising, advisory, trading and risk management services to its customers; and executes proprietary trading strategies on its own behalf. Certain of the Company's commodities trading activities are conducted by the Company's wholly owned subsidiary, Phibro Inc., and its subsidiaries.

                       RATIO OF EARNINGS TO FIXED CHARGES

                                        NINE MONTHS                   YEAR ENDED DECEMBER 31,
                                           ENDED          -----------------------------------------------
                                     SEPTEMBER 30, 1997    1996      1995      1994      1993      1992
                                     ------------------   -------   -------   -------   -------   -------
Ratio of earnings to fixed
  charges..........................          1.29            1.37      1.20     0.98*      1.32      1.27

---------------
* For the year ended December 31, 1994, earnings as defined were inadequate to cover fixed charges. The amount by which fixed charges exceeded earnings as defined for the year was $173 million.

The ratio of earnings to fixed charges has been computed by dividing earnings before income taxes and fixed charges by the fixed charges. For the purpose of this ratio, fixed charges consist of interest expense and that portion of rentals deemed representative of the appropriate interest factor.

                             THE OFFERED SECURITIES

     The Company intends to issue from time to time (i) debt securities ("Debt Securities"), which may be subordinated to other indebtedness of the Company; or
(ii) warrants ("Index Warrants") representing the right to receive, upon exercise, an amount in cash or number of securities that will be determined by reference to prices, yields, levels or other specified objective measures, or changes in an Index or differences between two or more Indexes all having an aggregate initial public offering price or purchase price of up to $11,710,346,786, or the equivalent thereof in one or more foreign or composite currencies. The Debt Securities and Index Warrants are referred to herein collectively as the "Offered Securities." The Offered Securities may be offered separately or as units with other Offered Securities, in separate series in amounts, at prices and on terms to be determined at or prior to the time of sale. The sale of other securities under the registration statement of which this Prospectus forms a part or under a registration statement to which this Prospectus relates will reduce the amount of Offered Securities which may be sold hereunder.

     The specific terms of the Offered Securities with respect to which this Prospectus is being delivered will be set forth in an accompanying supplement to this Prospectus (a "Prospectus Supplement"), together with the terms of the offering of the Offered Securities and the initial price and the net proceeds to the Company from the sale thereof. The Prospectus Supplement will also contain information, where applicable, about material United States federal income tax considerations relating to, and any listing on a securities exchange of, the Offered Securities covered by such Prospectus Supplement. This Prospectus may not be used to consummate sales of Offered Securities unless accompanied by a Prospectus Supplement.

                         DESCRIPTION OF DEBT SECURITIES

     The Debt Securities will be unsecured general obligations of the Company. As a holding company, the Company's sources of funds are derived principally from advances and dividends from subsidiaries, certain of which are subject to regulatory considerations, and from sales of assets and investments. The Debt Securities will constitute either senior or subordinated debt of the Company and will be issued, in the case of Debt Securities that will be senior debt, under a senior debt indenture (as amended or supplemented from time to time, the "Senior Debt Indenture") and, in the case of Debt Securities that will be subordinated debt, under a subordinated debt indenture (as amended or supplemented from time to time, the "Subordinated Debt Indenture"). The Senior Debt Indenture and the Subordinated Debt Indenture are sometimes hereinafter referred to individually as an "Indenture" and collectively as the "Indentures." The institutions named as trustees under the Indentures are hereinafter referred to individually as a "Trustee" and collectively as the "Trustees." Forms of the Indentures have been filed with the Securities and Exchange Commission (the "Commission") and are incorporated by reference as part of the registration statement on Form S-3 under the Securities Act of 1933, as amended (the "Securities Act") that the Company has filed with the Commission relating to the Offered Securities (such registration statement, together with all exhibits and amendments, the "Registration Statement"). The following summaries of certain provisions of the Indentures and the Debt Securities do not purport to be complete and such summaries are subject to the detailed provisions of the applicable Indenture to which reference is hereby made for a full description of such provisions, including the definition of certain terms used, and for other information regarding the Debt Securities. Numerical references in parentheses below are to sections in the applicable Indenture or, if no Indenture is specified, to sections in each of the Indentures. Wherever particular sections or defined terms of the applicable Indenture are referred to, such sections or defined terms are incorporated herein by reference as part of the statement made, and the statement is qualified in its entirety by such reference.

     Unless otherwise provided in the applicable Prospectus Supplement, the Trustee under the Senior Debt Indenture will be Citibank, N.A., a national banking association, under an Indenture dated as of December 1, 1988, as amended or supplemented from time to time, and the Trustee under the Subordinated Debt Indenture will be Bankers Trust Company, a New York banking corporation, under an Indenture dated as of December 1, 1988, as amended or supplemented from time to time.

GENERAL

     Neither of the Indentures limits the amount of Debt Securities that may be issued thereunder, and each Indenture provides that Debt Securities may be issued from time to time in series (Section 301). The Debt Securities to be issued under either of the Indentures will be unsecured senior or subordinated obligations of the Company as set forth below. Debt Securities of a series may be issuable as individual securities in registered form without coupons ("Registered Securities") or in bearer form ("Bearer Securities") with or without coupons ("Coupons") attached or as one or more global securities in registered or bearer form (each a "Global Security").

     Reference is made to the Prospectus Supplement for a description of the following terms of the Debt Securities in respect of which this Prospectus is being delivered: (i) the title and series of such Debt Securities, whether such Debt Securities will be senior or subordinated debt of the Company and under which indenture such Debt Securities are being issued; (ii) the limit, if any, upon the aggregate principal amount of such Debt Securities and the method by which such principal amount (and premium, if any) will be determined; (iii) the dates on which or periods during which such Debt Securities may be issued and the dates on which, or the range of dates within which, the principal of (and premium, if any, on) such Debt Securities will be payable or the method by which such date or dates shall be determined; (iv) the rate or rates (which may be fixed or variable) or the method of determination thereof, at which such Debt Securities will bear interest, if any; the date or dates from which such interest will accrue; the dates on which such interest will be payable (each, an "Interest Payment Date"); in the case of Registered Securities, the regular record dates for the interest payable on such Interest Payment Dates (each, a "Regular Record Date"); and the place or places where the principal of, premium, if any, and interest on the Debt Securities shall be payable; (v) the obligation, if any, of the Company to redeem or purchase such Debt Securities pursuant to any sinking fund or analogous provisions, or at the option of the Company or a Holder, and the periods within which or the dates on which, the prices at which and the terms and conditions upon which such Debt Securities will be redeemed or repurchased, in whole or in part, pursuant to such obligation or option; (vi) the periods within which or the dates on which, the prices at which and the terms and conditions upon which such Debt Securities may be redeemed, if any, in whole or in part, at the option of the Company; (vii) if other than denominations of $1,000 and any integral multiple thereof, the denominations in which such Debt Securities will be issuable; (viii) whether such Debt Securities are to be issued as Discount Securities (as defined below) and the amount of discount with which such Debt Securities will be issued; (ix) provisions, if any, for the defeasance of such Debt Securities; (x) whether such Debt Securities are to be issued as Registered Securities or Bearer Securities or both and, if Bearer Securities are to be issued, whether Coupons will be attached thereto, whether Bearer Securities of the series may be exchanged for Registered Securities having the same terms and the circumstances under which and the place or places at which any such exchanges, if permitted, may be made;
(xi) whether such Debt Securities are to be issued in whole or in part in the form of one or more Global Securities and, if so, the identity of the Depositary (as defined below) for such Global Security or Securities; (xii) if a temporary Debt Security is to be issued with respect to such Debt Securities, whether any interest thereon payable on an Interest Payment Date prior to the issuance of a definitive Debt Security of the series will be credited to the account of the persons entitled thereto on such Interest Payment Date; (xiii) if a temporary Global Security is to be issued with respect to such Debt Securities, the terms upon which beneficial interests in such temporary Global Security may be exchanged in whole or in part for beneficial interests in a definitive Global Security or for individual Debt Securities of the series and the terms upon which beneficial interests in a definitive Global Security, if any, may be exchanged for individual Debt Securities having the same terms; (xiv) if other than United States dollars, the foreign or composite currency in which such Debt Securities are to be denominated, or in which payment of the principal of (and premium, if any) and any interest on such Debt Securities will be made and the circumstances, if any, under which such currency of payment may be changed; (xv) if the principal of (and premium, if any) or any interest on such Debt Securities are to be payable, at the election of the Company or a Holder, in a currency other than that in which such Debt Securities are denominated or stated to be payable, the periods within which, and the terms and conditions upon which, such election may be made and the time and the manner of determining the exchange rate between the currency in which such Debt Securities are denominated or stated to be payable and the currency in which such Debt Securities are to be paid pursuant to such election; (xvi) if the amount of payments of principal of (and premium, if any) or any interest on such Debt Securities may be determined with reference to an index based on a currency or currencies other than that in which such Debt Securities are stated to be payable, the manner in which such amounts shall be determined; (xvii) if the amount of payments of principal of (and premium, if any) or any interest on such Debt Securities may be determined with reference to an index based on the prices, changes in prices, or differences between prices, of one or more securities, currencies, intangibles, goods, articles or commodities or by application of a formula (any such index, or index referred to in clause (xvi) being referred to herein as an "Index"), the manner in which such amounts shall be determined; (xviii) any additional Events of Default (as defined below) or restrictive covenants provided for with respect to such Debt Securities; (xix) whether and under what circumstances the

Company will pay additional interest on such Debt Securities held by a Person who is not a U.S. Person (as defined herein) in respect of any tax, assessment or governmental charge withheld or deducted and, if so, whether the Company will have the option to redeem such Debt Securities under such circumstances; (xx) whether and under what circumstances the Company will be obligated to redeem such Debt Securities if certain events occur involving United States information reporting requirements; (xxi) the terms, if any, upon which such Debt Securities may or shall be exchangeable or exercisable for or payable in, among other things, securities of any kind, instruments, contracts, currencies, commodities, or other forms of property, rights or interests, or any combination of the foregoing, and the terms and conditions upon which such exchange, exercise or payment shall be effected, including, but not limited to, the initial, exchange or exercise price, rate or ratio, and the relevant exchange or exercise period; and (xxii) any other terms of such Debt Securities not inconsistent with the provisions of the Indenture under which they are issued (Section 301).

     Under the Indentures, the Company may authorize the issuance and provide the terms of a series of Debt Securities pursuant to a supplemental indenture or pursuant to a resolution of its Board of Directors, any duly authorized committee of the Board or any committee of officers or other representatives of the Company duly authorized by the Board of Directors for such purpose. The provisions of the Indentures provide the Company with the ability, in addition to the ability to issue Securities with terms different from those of Debt Securities previously issued, to "reopen" a previous issue of a series of Securities and to issue additional Securities of such series.

     Unless otherwise indicated in the applicable Prospectus Supplement, Debt Securities will be issued only as Registered Securities in denominations of $1,000 and any integral multiple thereof and will be payable only in United States dollars (Section 302).

     If Bearer Securities are issued, the United States federal income tax consequences and other special considerations applicable to such Bearer Securities will be described in the Prospectus Supplement relating thereto.

     If the amount of payments of principal of (and premium, if any) or any interest on Debt Securities is determined with reference to any type of Index, the United States federal income tax consequences, specific terms and other information with respect to such Debt Securities and such index or formula, securities, currencies, intangibles, goods, articles or commodities will be described in the Prospectus Supplement relating thereto.

     If the principal of (and premium, if any) or any interest on Debt Securities are payable in a foreign or composite currency, the restrictions, elections, United States federal income tax consequences, specific terms and other information with respect to such Debt Securities and such currency will be described in the Prospectus Supplement relating thereto.

     Debt Securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate that at the time of issuance is below market rates ("Discount Securities"). Debt Securities may be variable rate debt securities that may be exchangeable for fixed rate debt securities. United States federal income tax consequences and other special considerations applicable to any such Debt Securities will be described in the Prospectus Supplement relating thereto.

     Unless otherwise provided in the applicable Prospectus Supplement, the principal of (and premium, if any) and any interest on Debt Securities will be payable (in the case of Registered Securities) at the corporate trust office or agency of the applicable Trustee in the City and State of New York or (in the case of Bearer Securities) at the principal London office of the applicable Trustee; provided, however, that payment of interest on Registered Securities may be made at the option of the Company by check mailed to the Registered Holders thereof or, if so provided in the applicable Prospectus Supplement, at the option of a Holder by wire transfer to an account designated by such Holder (Section 307). Except as otherwise provided in the applicable Prospectus Supplement, no payment on a Bearer Security will be made by mail to an address in the United States or by wire transfer to an account maintained by the Holder thereof in the United States.

     Unless otherwise provided in the applicable Prospectus Supplement, Registered Securities may be transferred or exchanged at the corporate trust office or agency of the applicable Trustee in the City and State of New York, subject to the limitations provided in the applicable Indenture, without the payment of any service charge, other than any tax or governmental charge payable in connection therewith (Section 305). Bearer Securities will be transferable by delivery. Provisions with respect to the exchange of Bearer Securities will be described in the applicable Prospectus Supplement.

     All moneys paid by the Company to a paying agent for the payment of principal of (and premium, if any) or any interest on any Debt Security that remain unclaimed at the end of two years after such principal, premium or interest shall have become due and payable will be repaid to the Company, and the Holder of such Debt Security or any Coupon appertaining thereto will thereafter look only to the Company for payment thereof (Section 1204).

     Unless otherwise indicated in the applicable Prospectus Supplement, the covenants contained in the Indenture and the Debt Securities would not afford Holders protection in the event of a highly leveraged or other similar transaction that may adversely affect Holders.

GLOBAL SECURITIES

     Debt Securities having the same issue date and the same terms may be issued in whole or in part in the form of one or more Global Securities that will be deposited with, or on behalf of, a depositary (the "Depositary") identified in the Prospectus Supplement relating to such Debt Securities. Global Securities may be issued in either registered or bearer form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for the individual Debt Securities represented thereby, a Global Security may not be transferred except as a whole by the Depositary for such Global Security to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor of such Depositary or a nominee of such successor (Sections 303 and 305).

     The specific terms of the depositary arrangement with respect to any Debt Securities of a series will be described in the Prospectus Supplement relating to such series. The Company anticipates that the following provisions will apply to all depositary arrangements for Debt Securities.

     Upon the issuance of a Global Security, the Depositary for such Global Security will credit, on its book-entry registration and transfer system, the respective principal amounts of the individual Debt Securities represented by such Global Security to the accounts of institutions that have accounts with such Depositary ("participants"). The accounts to be credited shall be designated by the underwriters of such Debt Securities or, if such Debt Securities are offered and sold directly by the Company or through one or more agents, by the Company or such agent or agents. Ownership of beneficial interests in a Global Security will be limited to participants or Persons that may hold beneficial interests through participants. Ownership of beneficial interests in a Global Security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the Depositary for such Global Security or by participants or Persons that hold through participants. The laws of some states require that certain purchasers of securities take physical delivery of such securities. Such limits and such laws may limit the market for beneficial interests in a Global Security.

     So long as the Depositary for a Global Security, or its nominee, is the owner of such Global Security, such Depositary or such nominee, as the case may be, will be considered the sole Holder of the individual Debt Securities represented by such Global Security for all purposes under the Indenture governing such Debt Securities. Except as set forth below, owners of beneficial interests in a Global Security will not be entitled to have any of the individual Debt Securities represented by such Global Security registered in their names, will not receive or be entitled to receive physical delivery of any such Debt Securities and will not be considered the Holders thereof under the Indenture governing such Debt Securities.

     Subject to the restrictions discussed under "Limitations on Issuance of Bearer Securities and Bearer Warrants" below, payments of principal of (and premium, if any) and any interest on individual Debt Securities represented by a Global Security will be made to the Depositary or its nominee, as the case may be, as the Holder of such Global Security. None of the Company, the Trustee for such Debt Securities, any paying agent or the security registrar for such Debt Securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in such Global Security or for maintaining, supervising or reviewing any records relating to such beneficial interests.

     The Company expects that the Depositary for any Debt Securities, upon receipt of any payment of principal, premium or interest in respect of a definitive Global Security representing any of such Debt Securities, will credit immediately participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such Global Security as shown on the records of such Depositary. The Company also expects that payments by participants to owners of beneficial interests in such Global Security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such participants. Receipt by owners of beneficial interests in a temporary Global Security of payments of principal, premium or interest in respect thereof will be subject to the restrictions discussed under "Limitations on Issuance of Bearer Securities and Bearer Warrants" below.

     If the Depositary for any Debt Securities is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by the Company within ninety days, the Company will issue individual Debt Securities in exchange for the Global Security or Securities representing such Debt Securities. In addition, the Company may at any time and in its sole discretion determine not to have certain Debt Securities represented by one or more Global Securities and, in such event, will issue individual Debt Securities in exchange for the Global Security or Securities representing such Debt Securities. Further, if the Company so specifies with respect to any Debt Securities, an owner of a beneficial interest in a Global Security representing such Debt Securities may, on terms acceptable to the Company and the Depositary for such Global Security, receive individual Debt Securities in exchange for such beneficial interest. In any such instance, an owner of a beneficial interest in a Global Security will be entitled to physical delivery of individual Debt Securities represented by such Global Security equal in principal amount to such beneficial interest and to have such Debt Securities registered in its name (if the Debt Securities are issuable as Registered Securities). Individual Debt Securities so issued will be issued (i) as Registered Securities in denominations, unless otherwise specified by the Company, of $1,000 and integral multiples thereof if the Debt Securities are issuable as Registered Securities, (ii) as Bearer Securities in the denomination or denominations specified by the Company if the Debt Securities are issuable as Bearer Securities or (iii) as either Registered or Bearer Securities, if the Debt Securities are issuable in either form (Section 305). See, however, "Limitations on Issuance of Bearer Securities and Bearer Warrants," below, for a description of certain restrictions on the issuance of individual Bearer Securities in exchange for beneficial interests in a Global Security.

SENIOR DEBT

     The Debt Securities and Coupons that will constitute part of the senior debt of the Company will be issued under the Senior Debt Indenture and will rank pari passu with all other unsecured debt of the Company except subordinated debt.

SUBORDINATED DEBT

     The Debt Securities and Coupons that will constitute part of the subordinated debt of the Company will be issued under the Subordinated Debt Indenture and will be subordinate and junior in the right of payment, to the extent and in the manner set forth in the Subordinated Debt Indenture, to all "Senior Indebtedness" of the Company. The Subordinated Debt Indenture defines "Senior Indebtedness" as the following indebtedness or obligations, whether outstanding at the date of such Indenture or thereafter incurred, assumed, guaranteed or otherwise created, unless in the instrument creating or evidencing any such indebtedness or obligation or pursuant to which the same is outstanding it is provided that such indebtedness or obligation is not superior in right of payment to the subordinated Debt Securities and any appurtenant Coupons: (a) all indebtedness of the Company (including indebtedness of others guaranteed by the Company), other than the subordinated Debt Securities and any appurtenant Coupons and other than the debt securities issuable under the indenture dated as of July 1, 1986 between the Company and The Bank of New York, as trustee, that
(i) is for money borrowed, (ii) arises in connection with the acquisition of any business, properties, securities or assets of any kind, other than in the ordinary course of the Company's business as heretofore conducted or (iii) is secured, in whole or in part, by real or personal property, (b) obligations of the Company (including obligations of others guaranteed by the Company) as lessee under leases required to be capitalized on the balance sheet of the lessee under generally accepted accounting principles and leases of property or assets made as part of any sale and lease-back transaction and (c) amendments, renewals, extensions, modifications and refundings of any such indebtedness or obligation (Subordinated Debt Indenture, Section 101). The subordinated Debt Securities and any appurtenant Coupons will not be superior in right of payment to the debt securities issuable under the indenture dated as of July 1, 1986 between the Company and The Bank of New York, as trustee (Subordinated Debt Indenture, Section 1601).

     In the event (a) of any insolvency or bankruptcy proceedings, or any receivership, liquidation, reorganization or other similar proceedings in respect of the Company or a substantial part of its property, or (b) that (i) a default shall have occurred with respect to the payment of principal of (and premium, if any) or any interest on or other monetary amounts due and payable on any Senior Indebtedness, or (ii) there shall have occurred an event of default (other than a default in the payment of principal, premium, if any, or interest, or other monetary amounts due and payable) with respect to any Senior Indebtedness, as defined therein or in the instrument under which the same is outstanding, permitting the holder or holders thereof to accelerate the maturity thereof (with notice or lapse of time, or both), and such event of default shall have continued beyond the period of grace, if any, in respect thereof, and such default or event of default shall not have been cured or waived or shall not have ceased to exist, or (c) that the principal of and accrued interest on the subordinated Debt Securities issued under the Subordinated Debt Indenture shall have been declared due and payable upon an Event of Default pursuant to Section 502 thereof and such declaration shall not have been rescinded and annulled as provided therein, then the holders of all Senior Indebtedness shall first be entitled to receive payment of the full amount due thereon, or provision shall be made for such payment in money or money's worth, before the Holders of any of the subordinated Debt Securities or Coupons issued under the Subordinated Debt Indenture are entitled to receive a payment on account of the principal of (and premium, if any) or any interest on the indebtedness evidenced by such Debt Securities or such Coupons (Subordinated Debt Indenture, Section 1601). If this Prospectus is being delivered in connection with a series of subordinated Debt Securities, the related Prospectus Supplement will set forth the amount of Senior Indebtedness outstanding as of the most recent practicable date.

LIMITATION ON LIENS

     The Senior Debt Indenture provides that the Company will not, and will not permit any Restricted Subsidiary to, incur, issue, assume, guarantee or suffer to exist any indebtedness for borrowed money if the payment of such indebtedness is secured by a pledge of, lien on or security interest in any shares of stock of any Restricted Subsidiary without effectively providing for the equal and ratable securing of the payment of the Debt Securities issued thereunder (Section 1205). The term "Restricted Subsidiary" is defined in the Senior Debt Indenture to mean each of Salomon Brothers Inc, Smith Barney Inc. and any Subsidiary of the Company owning, directly or indirectly, any of the common stock of, or succeeding to any substantial part of the business now conducted by, any of such corporations.

EVENTS OF DEFAULT

     The following will constitute Events of Default under each Indenture with respect to any series of Debt Securities issued thereunder: (i) default in the payment of the principal of (and premium, if any, on) any Debt Security of such series when due; (ii) default for 30 days in the payment of any interest on any Debt Security of such series or of any related Coupon when due; (iii) default in the deposit of any sinking fund payment, when and as due by the terms of any Debt Security of such series; (iv) default in the performance of any other covenant in such Indenture, continued for 60 days after written notice thereof by the applicable Trustee or the Holders of at least 25% in principal amount of the Debt Securities then outstanding (the "Outstanding Debt Securities") of such series; and (v) certain events of bankruptcy, insolvency or reorganization (Section 501). Any additional Events of Default provided with respect to a series of Debt Securities will be set forth in the applicable Prospectus Supplement. No Event of Default with respect to a particular series of Debt Securities issued under either Indenture necessarily constitutes an Event of Default with respect to any other series of Debt Securities.

     Each Indenture provides that if an Event of Default specified therein shall occur and be continuing with respect to a series of Debt Securities issued thereunder, either the Trustee thereunder or the Holders of at least 25% in principal amount of the Outstanding Debt Securities of such series may declare the principal of and all accrued interest on all Debt Securities of such series (or, in the case of Discount Securities or Indexed Notes (as defined herein), an amount equal to such portion of the principal amount thereof as will be specified in the related Prospectus Supplement or Pricing Supplement) to be due and payable. In certain cases, the Holders of a majority in principal amount of the Outstanding Debt Securities of a series may, on behalf of the Holders of all such Debt Securities, rescind and annul such declaration and its consequences (Section 502).

     Each Indenture contains a provision entitling the Trustee thereunder, subject to the duty of such Trustee during the continuance of a default to act with the required standard of care, to be indemnified by the Holders of the Debt Securities or any Coupons of any series thereunder before proceeding to exercise any right or power under such Indenture with respect to such series at the request of such Holders (Section 603). Each Indenture provides that no Holder of a Debt Security or any Coupon of any series thereunder may institute any proceeding, judicial or otherwise, to enforce such Indenture except in the case of failure of the Trustee thereunder, for 60 days, to act after it receives (i) written notice of such default, (ii) a written request to enforce such Indenture by the Holders of at least 25% in aggregate principal amount of the Outstanding Debt Securities of such series (and the Trustee receives no direction inconsistent with such written request from the Holders of a majority in aggregate principal amount of the Outstanding Debt Securities of such series) and (iii) an offer of reasonable indemnity (Section 507). This provision will not prevent any Holder of any such Debt Security from enforcing payment of the principal thereof (and premium, if any, thereon) and any interest thereon or of any such Coupon from enforcing payment thereof at the respective due dates thereof (Section 508). The Holders of a majority in aggregate principal amount of the Outstanding Debt Securities of any series may direct the time, method and place of conducting any proceedings for any remedy available to the applicable Trustee or of exercising any trust or power conferred on it with respect to the Debt Securities of such series. However, such Trustee may refuse to follow any direction that conflicts with law or the applicable Indenture or that would be unjustly prejudicial to Holders not joining therein (Section 512).

     Each Indenture provides that the Trustee thereunder will, within 90 days after the occurrence of a default with respect to any series of Debt Securities thereunder known to it, give to the Holders of Debt Securities and Coupons of such series notice of such default, unless such default shall have been cured or waived; but, except in the case of a default in the payment of the principal of (and premium, if any) or any interest on any Debt Security or of any Coupon of such series or in the payment of any sinking fund installment with respect to Debt Securities of such series, the Trustee shall be protected in withholding such notice if it determines in good faith that the withholding of such notice is in the interest of the Holders of such Debt Securities and Coupons (Section
602).

     The Company will be required to file annually with each Trustee a certificate of an appropriate officer of the Company as to the absence of certain defaults under the terms of the appropriate Indenture (Section 1206; Subordinated Debt Indenture, Section 1205).

MODIFICATION AND WAIVER

     Each Indenture contains provisions for convening meetings of Holders to consider matters affecting their interests (Article Nine).

     Modifications of and amendments to each Indenture may be made by the Company and the Trustee thereunder with the consent of the Holders of a majority in principal amount of the Outstanding Debt Securities of each series issued thereunder that is affected by such modification or amendment, voting separately; provided, however, that no such modification or amendment may, without the consent of the Holder of each Outstanding Debt Security affected thereby: (i) change the stated maturity of the principal of, or any installment of interest or additional amounts payable on, any Debt Security or Coupon; (ii) reduce the principal amount (including the amount payable on a Discount Security upon the acceleration of the maturity thereof) of, or any interest on or any premium payable upon redemption of, or additional amounts payable on, any Debt Security or Coupon; (iii) change the currency or composite currency of denomination or payment of the principal of (and premium, if any, on) or any interest or additional amounts payable on any Debt Security or Coupon; (iv) impair the right to institute suit for the enforcement of any payment on or with respect to any

Debt Security or Coupon; (v) reduce the percentage of the principal amount of the Outstanding Debt Securities of any series, the consent of the Holders of which is required for modification or amendment of the applicable Indenture with respect to waiver of compliance with certain provisions of the applicable Indenture or waiver of certain defaults; (vi) limit the Company's obligation to maintain a paying agent outside the United States for Bearer Securities; or
(vii) limit the obligation of the Company to redeem certain Bearer Securities if certain events occur involving United States information reporting requirements (Section 1102).

     The Subordinated Debt Indenture may not be amended to alter or impair the subordination of the subordinated Debt Securities issued thereunder without the consent of each holder of Senior Indebtedness then outstanding (Subordinated Debt Indenture, Section 1107).

     The Holders of a majority in principal amount of the Outstanding Debt Securities of each series may, on behalf of all Holders of Debt Securities of that series, waive, insofar as that series is concerned, compliance by the Company with certain restrictive provisions of the applicable Indenture before the time for such compliance (Section 1207; Subordinated Debt Indenture, Section
1206). The Holders of a majority in principal amount of the Outstanding Debt Securities of each series may, on behalf of all Holders of Debt Securities of that series, waive any past default under the applicable Indenture with respect to Debt Securities of that series, except a default in the payment of the principal of (and premium, if any) or any interest on any such Debt Security or in the payment of any Coupon of that series and except a default in respect of a covenant or provision the modification or amendment of which would require the consent of the Holder of each Outstanding Debt Security affected thereby (Section 513).

CONSOLIDATION, MERGER AND TRANSFER OR LEASE OF ASSETS

     Each Indenture provides that the Company may not consolidate with or merge into any corporation, or transfer or lease its assets substantially as an entirety to any Person, unless (i) the successor corporation or transferee or lessee (the "Successor Corporation") is a corporation organized under the laws of the United States or any political subdivision thereof; (ii) the Successor Corporation assumes the Company's obligations under the applicable Indenture and on the Debt Securities and any Coupons issued thereunder; (iii) after giving effect to the transaction no Event of Default and no event that, after notice or lapse of time, or both, would become an Event of Default shall have occurred and be continuing; (iv) the Successor Corporation waives any right to redeem any Bearer Security under circumstances in which the Successor Corporation would be entitled to redeem such Bearer Security but the Company would not have been so entitled if such consolidation, merger, transfer or lease had not occurred; and
(v) certain other conditions are met (Section 1001).

DEFEASANCE

     If so specified in the applicable Prospectus Supplement with respect to Debt Securities of any series that are Registered Securities payable only in United States dollars, the Company, at its option, (i) will be discharged from any and all obligations in respect of the Debt Securities of such series (except for certain obligations to register the transfer or exchange of Debt Securities of such series, replace stolen, lost or mutilated Debt Securities of such series, maintain paying agencies and hold moneys for payment in trust) or (ii) will not be subject to provisions of the applicable Indenture described above under "Limitation on Liens" and "Consolidation, Merger and Transfer or Lease of Assets" with respect to the Debt Securities of such series, in each case if the Company deposits with the applicable Trustee, in trust, money or U.S. Government Obligations that through the payment of interest thereon and principal thereof in accordance with their terms will provide money in an amount sufficient to pay all the principal of (and premium, if any) and any interest on the Debt Securities of such series on the dates such payments are due in accordance with the terms of such Debt Securities. To exercise any such option under either of the Indentures, the Company is required to deliver to the applicable Trustee an opinion of counsel to the effect that (1) the deposit and related defeasance would not cause the Holders of the Debt Securities of such series to recognize income, gain or loss for Federal income tax purposes and, in the case of a discharge pursuant to clause (i) above, a ruling to such effect received from or published by the United States Internal Revenue Service, and (2) if the Debt Securities of such series are then listed on the New York Stock Exchange, such Debt Securities would not be delisted from the New York Stock Exchange as a result of the exercise of such option (Sections 1501 and 1502). Defeasance provisions, if any, with respect to any other Debt Securities of any series will be described in the applicable Prospectus Supplement.

REPLACEMENT DEBT SECURITIES

     Unless otherwise provided in the applicable Prospectus Supplement, if a Debt Security of any series or any related Coupon is mutilated, destroyed, lost or stolen, it may be replaced at the corporate trust office or agency of the applicable Trustee in the City and State of New York (in the case of Registered Securities) or at the principal London office of the applicable Trustee (in the case of Bearer Securities and Coupons) upon payment by the Holder of such expenses as may be incurred by the Company and the applicable Trustee in connection therewith and the furnishing of such evidence and indemnity as the Company and such Trustee may require. Mutilated Debt Securities and Coupons must be surrendered before new Debt Securities (with or without Coupons) will be issued (Section 306).

NOTICES

     Unless otherwise provided in the applicable Prospectus Supplement, any notice required to be given to a Holder of a Debt Security of any series that is a Registered Security will be mailed to the last address of such Holder set forth in the applicable security register. Any notice required to be given to a Holder of a Debt Security that is a Bearer Security will be published in a daily morning newspaper of general circulation in the city or cities specified in the Prospectus Supplement relating to such Bearer Security (Section 105).

CONCERNING THE TRUSTEES

     The Company and certain of its subsidiaries maintain lines of credit and have other customary banking relationships with Citibank, N.A. and Bankers Trust Company, and certain of their respective affiliates, and may have such relationships with other Trustees and their affiliates.

                         DESCRIPTION OF INDEX WARRANTS

     The following description of the terms of the Index Warrants sets forth certain general terms and provisions of the Index Warrants to which any Prospectus Supplement may relate. The particular terms of the Index Warrants offered by any Prospectus Supplement and the extent, if any, to which such general provisions do not apply to the Index Warrants so offered will be described in such Prospectus Supplement.

     Index Warrants may be issued independently or together with Debt Securities offered by any Prospectus Supplement and may be attached to or separate from any such Offered Securities. Each series of Index Warrants will be issued under a separate index warrant agreement (each, an "Index Warrant Agreement") to be entered into between the Company and a bank or trust company, as warrant agent (the "Index Warrant Agent"), all as described in the Prospectus Supplement relating to such Index Warrants. A single bank or trust company may act as Index Warrant Agent for more than one series of Index Warrants. The Index Warrant Agent will act solely as the agent of the Company under the applicable Index Warrant Agreement and will not assume any obligation or relationship of agency or trust for or with any owners of such Index Warrants. A copy of the form of Index Warrant Agreement, including the form of index warrant certificate (the "Index Warrant Certificate," or, if issued in global form, the "Index Warrant Global Certificate"), is filed as an exhibit to or incorporated by reference in the Registration Statement. The following summaries of certain provisions of the Index Warrants and the form of Index Warrant Agreement do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Index Warrant Agreement and the Index Warrant Certificate or Index Warrant Global Certificate.

GENERAL

     The Index Warrant Agreement does not limit the number of Index Warrants that may be issued thereunder. The Company will have the right to "reopen" a previous series of Index Warrants and to issue additional Index Warrants of such series.

     Each Index Warrant will entitle the holder (each, a "Warrant Holder") to receive from the Company, upon exercise, including any automatic exercise, an amount in cash or a number of securities that will be determined by reference to an Index calculated by reference to prices, yields, levels or other specified objective measures in respect of specified securities or securities indexes or specified foreign currencies or currency indexes, or a combination thereof, or changes in such measure or differences between two or more such measures. The Prospectus Supplement for a series of Index Warrants will set forth the formula or methodology pursuant to which the amount payable or distributable on the Index Warrants will be determined by reference to the relevant Index or Indexes.

     Certain Index Warrants will, if specified in the Prospectus Supplement, entitle the Warrant Holder to receive from the Company, upon automatic exercise at expiration and under certain other circumstances, a minimum or maximum amount.

     The Prospectus Supplement applicable to any series of Index Warrants will set forth any circumstances in which the payment or distribution or the determination of the payment or distribution on the Index Warrants may be postponed and the period for which such payment or distribution or determination may be postponed. Conversely, the Index Warrants may be subject to early exercise or cancellation in certain circumstances described in the applicable Prospectus Supplement. The amount due, or the means by which the amount due, on the Index Warrants may be determined after any such delay or postponement, or early exercise or cancellation will be set forth in the applicable Prospectus Supplement.

     Unless otherwise specified in the applicable Prospectus Supplement, the Company will be under no obligation to, nor will it, purchase or take delivery of or sell or deliver any securities or currencies (including the Underlying Assets), other than the payment of any cash or distribution of any securities due on the Index Warrants, from or to Warrant Holders pursuant to the Index Warrants.

     Unless otherwise specified in the applicable Prospectus Supplement, the Index Warrants will be deemed to be automatically exercised upon expiration. Upon such automatic exercise, Warrant Holders will be entitled to receive the cash amount or number of securities due, if any, on such exercise of the Index Warrants.

     Reference is hereby made to the Prospectus Supplement relating to the particular series of Index Warrants offered thereby for the terms of such Index Warrants, including, where applicable: (i) the aggregate number of such Index Warrants; (ii) the offering price of such Index Warrants; (iii) the measure or measures by reference to which payment or distribution on such Index Warrants will be determined; (iv) certain information regarding the underlying securities, foreign currencies or indexes; (v) the amount of cash or number of securities due, or the means by which the amount of cash or number of securities due may be calculated, on exercise of the Index Warrants, including automatic exercise, or upon cancellation; (vi) the date on which the Index Warrants may first be exercised and the date on which they expire; (vii) any minimum number of Index Warrants exercisable at any one time; (viii) any maximum number of Index Warrants that may, subject to the Company's election, be exercised by all Warrant Holders (or by any person or entity) on any day; (ix) any provisions permitting a Warrant Holder to condition an exercise of Index Warrants; (x) the method by which the Index Warrants may be exercised; (xi) the currency in which the Index Warrants will be denominated and in which payments on the Index Warrants will be made or the securities that may be distributed in respect of the Index Warrants; (xii) the method of making any foreign currency translation applicable to payments or distributions on the Index Warrants; (xiii) the method of providing for a substitute Index or Indexes or otherwise determining the amount payable in connection with the exercise of Index Warrants if an Index changes or is no longer available; (xiv) the time or times at which amounts will be payable or distributable in respect of such Index Warrants following exercise or automatic exercise; (xv) any national securities exchange on, or self-regulatory organization with which, such Index Warrants will be listed;
(xvi) any provisions for issuing such Index Warrants in certificated form;
(xvii) if
such Index Warrants are not issued in book-entry form, the place or places at and the procedures by which payments or distributions on the Index Warrants will be made; and (xviii) any other terms of such Index Warrants.

     Prospective purchasers of Index Warrants should be aware of special United States federal income tax considerations applicable to instruments such as the Index Warrants. The Prospectus Supplement relating to each series of Index Warrants will describe such tax considerations. The summary of United States federal income tax considerations contained in the Prospectus Supplement will be presented for informational purposes only, however, and will not be intended as legal or tax advice to prospective purchasers. Prospective purchasers of Index Warrants are urged to consult their own tax advisors prior to any acquisition of Index Warrants.

BOOK-ENTRY PROCEDURES AND SETTLEMENT FOR INDEX WARRANTS

     Subject to the rules of the Warrant Depositary (as defined below) and unless otherwise specified in the Prospectus Supplement, the Index Warrants offered thereby will be issued in the form of a single Index Warrant Global Certificate that will be deposited with, or on behalf of, a depositary (the "Warrant Depositary"), which shall be, unless otherwise specified in the applicable Prospectus Supplement, the Depository Trust Company, New York, New York ("DTC"). Index Warrants will be registered in the name of the Warrant Depositary or a nominee of the Warrant Depositary. Unless and until it is exchanged in whole or in part for the individual Index Warrants represented thereby, an Index Warrant Global Certificate may not be transferred except as a whole by the Warrant Depositary to a nominee of the Warrant Depositary or by a nominee of the Warrant Depositary to the Warrant Depositary or another nominee of the Warrant Depositary or by the Warrant Depositary or any such nominee to a successor of the Warrant Depositary or a nominee of such successor.

     The Company anticipates that the following provisions will apply to all depository arrangements.

     Upon the issuance of an Index Warrant Global Certificate, the Warrant Depositary will credit, on its book-entry registration and transfer system, the respective numbers of the individual Index Warrants represented by such Index Warrant Global Certificate to the accounts of institutions that have accounts with the Warrant Depositary ("depositary participants"). The accounts to be credited shall be designated by the underwriters of such Index Warrants or, if such Index Warrants are offered and sold directly by the Company or through one or more agents, by the Company or such agent or agents. Ownership of beneficial interests in an Index Warrant Global Certificate will be limited to participants or persons that may hold beneficial interests through participants. Ownership of beneficial interests in an Index Warrant Global Certificate will be shown on, and the transfer of that ownership will be effected only through, records maintained by the Warrant Depositary for such Index Warrant Global Certificate or by participants or persons that hold through participants. The laws of some states require that certain purchasers of securities take physical delivery of such securities. Such limits and such laws may limit the market for beneficial interests in an Index Warrant Global Certificate.

     The Warrant Depositary's nominee for all purposes will be considered the sole owner or holder of the Index Warrants under the related Index Warrant Agreement. Except as set forth below, owners of beneficial interests in the Index Warrant Global Certificate will not be entitled to have any of the individual Index Warrants represented by such Index Warrant Global Certificate registered in their names, will not receive or be entitled to receive physical delivery of any such Index Warrants, and will not be considered the holders thereof under the related Index Warrant Agreement.

     Neither the Company nor the Index Warrant Agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Index Warrant Global Certificate or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     If the Warrant Depositary is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by the Company within 90 days, the Company will issue individual Index Warrant

Certificates in exchange for the Index Warrant Global Certificate. In addition, the Company may at any time and in its sole discretion determine not to have certain Index Warrants represented by an Index Warrant Global Certificate and, in such event, will issue individual Index Warrant Certificates in exchange for such Global Certificate. Further, if the Company so specifies with respect to any Index Warrants, an owner of a beneficial interest in an Index Warrant Global Certificate may, on such terms acceptable to the Company and the Warrant Depositary, receive individual Index Warrants in exchange for such beneficial interest. In any such instance, an owner of a beneficial interest in the Index Warrant Global Certificate will be entitled to have Index Warrants equal in aggregate number to such beneficial interest registered in its name and will be entitled to physical delivery of such Index Warrants. The registered owner of such Index Warrants will be entitled to receive any amounts payable in respect of such Index Warrants, upon surrender of such Index Warrants to the Index Warrant Agent in accordance with the procedures set forth in the Prospectus Supplement.

LISTING

     Unless otherwise indicated in the Prospectus Supplement, the Index Warrants will be listed on a national securities exchange or with a self-regulatory organization, the rules and regulations of which are filed with the Commission pursuant to Section 19(b) of the Exchange Act (a "Self-Regulatory Organization"), in each case as specified in the Prospectus Supplement. It is expected that such Self-Regulatory Organization will cease trading a series of Index Warrants as of the close of business on the related expiration date of such Index Warrants.

MODIFICATION

     The Index Warrant Agreement and the terms of the related Index Warrants may be amended by the Company and the Index Warrant Agent, without the consent of the holders of any Index Warrants, for the purpose of curing any ambiguity or of curing, correcting or supplementing any defective or inconsistent provision contained therein, maintaining the listing of such Index Warrants on any national securities exchange or with any other Self-Regulatory Organization or registration of such Index Warrants under the Exchange Act, permitting the issuance of individual Index Warrant certificates to Warrant Holders, reflecting the issuance by the Company of additional Index Warrants of the same series or reflecting the appointment of a successor depository, or for any other purpose which the Company may deem necessary or desirable and which will not materially and adversely affect the interests of the Warrant Holders.

     The Company and the Index Warrant Agent also may modify or amend the Index Warrant Agreement and the terms of the related Index Warrants, with the consent of the holders of not less than a majority in number of the then outstanding Warrants affected by such modification or amendment, for any purposes; provided, however, that no such modification or amendment that changes the amount to be paid to the Warrant Holder or the manner in which such amount is to be determined, shortens the period of time during which the Index Warrants may be exercised, or otherwise materially and adversely affects the exercise rights of the holders of the Index Warrants or reduces the percentage of the number of outstanding Index Warrants the consent of whose holders is required for modification or amendment of the Index Warrant Agreement or the terms of the related Index Warrants, may be made without the consent of each Holder affected thereby.

MERGER, CONSOLIDATION, SALE OR OTHER DISPOSITION

     If at any time there is a merger or consolidation involving the Company or a sale, transfer, conveyance (other than by way of lease) or other disposition of all or substantially all of the assets of the Company, then the successor or assuming corporation will succeed to and be substituted for the Company under the Index Warrant Agreement and the related Index Warrants, with the same effect as if it had been named in such Index Warrant Agreement and Index Warrants as the Company. The Company will thereupon be relieved of any further obligation under such Index Warrant Agreement and Index Warrants and may at any time thereafter be dissolved, wound up or liquidated.

ENFORCEABILITY OF RIGHTS BY WARRANT HOLDERS

     Any Warrant Holder may, without the consent of the Index Warrant Agent or any other Warrant Holder, enforce by appropriate legal action on his own behalf his right to exercise, and to receive payment for, his Index Warrants.

SPECIAL CONSIDERATIONS RELATING TO INDEX WARRANTS

     The Index Warrants involve a high degree of risk, including risks arising from fluctuations in the values of the underlying securities, foreign currencies or indexes, risks relating to the relevant Index or Indexes by which payments or distributions on the Index Warrants are calculated, general risks applicable to the securities or currency markets on which the underlying securities, foreign currencies or indexes are traded and, in the case of certain Index Warrants, foreign exchange, interest rate, issuer and other risks. Purchasers should recognize that their Index Warrants, other than Index Warrants having a minimum expiration value, may expire worthless. Purchasers should be prepared to sustain a total loss of the purchase price of their Index Warrants, and are advised to consider carefully the information set forth herein and under "Risk Factors Relating to the Index Warrants" in the applicable Prospectus Supplement. Prospective purchasers of the Index Warrants should be experienced with respect to options and options transactions and understand the risks of the relevant Index or Indexes and the underlying securities, foreign currencies or indexes (and, if applicable, foreign currency transactions), and should reach an investment decision only after careful consideration, with their advisers, of the suitability of the Index Warrants in light of their particular financial circumstances, the information set forth herein under "Description of Index Warrants," and the information regarding the Index Warrants, the relevant Index or Indexes and the underlying securities, foreign currencies or indexes set forth in the Prospectus Supplement.

        LIMITATIONS ON ISSUANCE OF BEARER SECURITIES AND BEARER WARRANTS

     In compliance with United States federal income tax laws and regulations, the Company and any underwriter, agent or dealer participating in the offering of any Bearer Security will agree that, in connection with the original issuance of such Bearer Security and during the period ending 40 days after the issue date of such Bearer Security, they will not offer, sell or deliver such Bearer Security, directly or indirectly, to a U.S. Person or to any person within the United States, except to the extent permitted under United States Treasury regulations.

     Bearer Securities will bear a legend to the following effect: "Any United States Person who holds this obligation will be subject to limitations under the United States income tax laws, including the limitations provided in Sections 165(j) and 1287(a) of the Internal Revenue Code." The sections referred to in the legend provide that, with certain exceptions, a U.S. Person who holds Bearer Securities will not be allowed to deduct any loss with respect to, and will not be eligible for capital gain treatment with respect to any gain realized on a sale, exchange, redemption or other disposition of, such Bearer Securities.

     As used herein, "U.S. Person" means a person who is a citizen or resident of the United States, or that is a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, an estate the income of which is subject to United States federal income taxation regardless of its source or a trust if (i) a United States court is able to exercise primary supervision over the trust's administration and (ii) one or more United States persons have the authority to control all of the trust's substantial decisions, and the term "United States" means the United States of America (including the States and the District of Columbia).

     Pending the availability of a definitive Global Security or individual Bearer Securities, as the case may be, Debt Securities that are issuable as Bearer Securities may initially be represented by a single temporary Global Security, without interest coupons, to be deposited with a common depositary in London for Morgan Guaranty Trust Company of New York, Brussels Office, as operator of the Euroclear System ("Euroclear"), and Cedel Bank, Societe Anonyme ("Cedel") for credit to the accounts designated by or on behalf of the purchasers thereof. Following the availability of a definitive Global Security in bearer form, without coupons attached, or individual Bearer Securities and subject to any further limitations described in the applicable Prospectus Supplement, the temporary Global Security will be exchangeable for interests in such definitive Global Security or for such individual Bearer Securities, respectively, only upon receipt of a "Certificate of Non-U.S. Beneficial Ownership". A "Certificate of Non-U.S. Beneficial Ownership" is a certificate to the effect that a beneficial interest in a temporary Global Security or Bearer Warrant is owned by a person that is not a U.S. Person or is owned by or through a financial institution in compliance with applicable U.S. Treasury regulations. In no event will a definitive Bearer Security be delivered to a purchaser without the receipt of a Certificate of Non-U.S. Beneficial Ownership. No Bearer Security will be delivered in or to the United States. If so specified in the applicable Prospectus Supplement, interest on a temporary Global Security will be paid to each of Euroclear and Cedel with respect to that portion of such temporary Global Security held for its account, but only upon receipt as of the relevant Interest Payment Date of a Certificate of Non-U.S. Beneficial Ownership.

     Limitations on the offer, sale, delivery and exercise of Bearer Warrants (including a requirement that a Certificate of Non-U.S. Beneficial Ownership be delivered upon exercise of a Bearer Warrant) will be described in the Prospectus Supplement relating to such Bearer Warrants.

                            EUROPEAN MONETARY UNION

     Stage III of the European Economic and Monetary Union ("Stage III") is presently scheduled to commence on January 1, 1999 for those member states of the European Union that satisfy the economic convergence criteria set forth in the Treaty on European Union. Certain of the foreign currencies in which Debt Securities may be denominated or payments in respect of Index Warrants may be due or by which amounts due on the Offered Securities may be calculated are issued by countries that are signatories to such Treaty (any such country, a "Relevant Jurisdiction" with respect to such Offered Securities). Stage III includes the introduction of a single currency (the "Euro") which will be legal tender in such member states. It is anticipated that the European Union will adopt regulations or other legislation providing specific rules for the introduction of the Euro in substitution for the respective current national currencies of such member states, which regulations or legislation may be supplemented by legislation of the individual member states. In the event that any Relevant Jurisdiction adopts the Euro, the laws and regulations of the European Union (and, if any, of such Relevant Jurisdiction) relating to the Euro implemented pursuant to or by virtue of the Treaty on European Union shall apply to the relevant Offered Securities, Indenture or Indentures and Index Warrant Agreement or Agreements, and, except as provided in the following paragraph, the payment of principal of, or interest on, or any other amounts in respect of such relevant Offered Securities or the calculation of amounts due thereon at any time after the official date of introduction of the Euro by the Relevant Jurisdiction shall be effected in Euro in conformity with any such legally applicable measures.

     If, following the introduction of the Euro by a Relevant Jurisdiction, the Company has the option, pursuant to legally applicable measures, to make payments of principal of, or interest on or any other amounts in respect of, the relevant Offered Securities, or to calculate amounts due thereon, in either the current national currency of such Relevant Jurisdiction or Euro, the Company will make such payments or calculations in such national currency or Euro at its sole discretion. To the extent that the terms and conditions of the relevant Offered Securities require the rounding up or down of certain amounts or quotations expressed in Euro, such rounding will be made to the smallest currency unit of the Euro.

     The circumstances and consequences described in this section and any resultant amendment to the terms and conditions of the relevant Offered Securities will not entitle any Holder of such Offered Securities (i) to any legal remedy, including, without limitation, redemption, rescission, notice, repudiation, adjustment or renegotiation of the terms and conditions of the Offered Securities, Indenture or Indentures and Index Warrant Agreement or Agreements, or (ii) to raise any defense or make any claim (including, without limitation, claims of breach, force majeure, frustration of purpose or impracticability) or any other claim for compensation, damages or any other relief, nor will any such events affect any of the other obligations of the Company under the Offered Securities, Indenture or Indentures and Index Warrant Agreement or Agreements.

                          USE OF PROCEEDS AND HEDGING

     General. The proceeds to be received by the Company from the sale of the Offered Securities will be used for general corporate purposes, principally to fund the business of its operating units and to fund investments in, or extensions of credit or capital contributions to, its subsidiaries and to lengthen the average maturity of liabilities, which may include the reduction of short-term liabilities or the refunding of maturing indebtedness. In order to fund its business, the Company expects to incur additional indebtedness in the future. The Company or an affiliate may enter into a swap agreement with one of the Company's affiliates in connection with the sale of the Offered Securities and may earn additional income as a result of payments pursuant to such swap or related hedge transactions.

     Use of Proceeds Relating to Index Warrants and Indexed Notes. All or a portion of the proceeds to be received by the Company from the sale of Index Warrants or Debt Securities on which certain or all payments of interest, principal or premium may be linked to an Index ("Indexed Notes") may be used by the Company or one or more of its subsidiaries to purchase or maintain positions in all or certain of the assets by reference to which the relevant Index or Indexes are determined or calculated ("Underlying Assets"), or options, futures contracts, forward contracts or swaps, or options on the foregoing, or other derivative or synthetic instruments relating to such Index or Underlying Assets, as the case may be, and, if applicable, to pay the costs and expenses of hedging any currency, interest rate or other Index-related risk with respect to such Index Warrants and Indexed Notes. From time to time after the initial offering and prior to the maturity of the Index Warrants and Indexed Notes, depending on market conditions (including the value of the Index and/or the Underlying Assets), in connection with hedging with respect to such Offered Securities, the Company expects that it or one or more of its subsidiaries will increase or decrease their initial hedging positions using dynamic hedging techniques and may take long or short positions in the Index, the Underlying Assets, options, futures contracts, forward contracts, swaps, or other derivative or synthetic instruments related to, the Index and such Assets. In addition, the Company or one or more of its subsidiaries may purchase or otherwise acquire a long or short position in Index Warrants and Indexed Notes from time to time and may, in their sole discretion, hold, resell, exercise, cancel or retire such Offered Securities. The Company or one or more of its subsidiaries may also take hedging positions in other types of appropriate financial instruments that may become available in the future. To the extent that the Company or one or more of its subsidiaries has a long hedge position in, options contracts in, or other derivative or synthetic instruments related to, the Underlying Assets or Index, the Company or one or more of its subsidiaries may liquidate all or a portion of its holdings at or about the time of the maturity of the Index Warrants and Indexed Notes. Depending on, among other things, future market conditions, the aggregate amount and composition of such positions are likely to vary over time. Profits or losses from any such position cannot be ascertained until such position is closed out and any offsetting position or positions are taken into account. Although the Company has no reason to believe that its hedging activity will have a material impact on the price of such options, swaps, futures contracts, options on the foregoing, or other derivative or synthetic instruments, or on the value of the Index or the Underlying Assets, there can be no assurance that the Company will not affect such prices or value as a result of its hedging activities. The remainder of the proceeds from the sale of Index Warrants and Indexed Notes will be used by the Company or its subsidiaries for general corporate purposes, as described above.

                              PLAN OF DISTRIBUTION

     The Company may sell Offered Securities in any of the following ways: (i) through underwriters or dealers; (ii) directly to one or more purchasers; (iii) through agents or (iv) through a combination of any such methods of sale. The applicable Prospectus Supplement will set forth the terms of the offering of any Offered Securities, including the names of any underwriter or underwriters, the purchase price of such Offered Securities and the proceeds to the Company from such sale, any underwriting discounts and other items constituting underwriters' compensation, any initial public offering price, any discounts or concessions allowed or reallowed or paid to dealers, any securities exchanges on which such Offered Securities may be listed and any restrictions on the sale and delivery of Offered Securities in bearer form. The Company reserves the right to withdraw, cancel or modify the offer of any Offered Securities at any time without notice.

     If underwriters are used in the sale, the Offered Securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Such Offered Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or by underwriters without a syndicate. The Company expects that such managing underwriters or underwriters in the United States will include one or more broker-dealer subsidiaries of the Company. Unless otherwise set forth in the applicable Prospectus Supplement, the obligations of the underwriters to purchase such Offered Securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all of such Offered Securities if any of such Offered Securities are purchased. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

     In connection with underwritten offerings of Offered Securities, certain underwriters and selling group members and their respective affiliates may engage in transactions that stabilize, maintain or otherwise affect the market price of the Offered Securities. Such transactions may include stabilization transactions effected in accordance with Rule 104 of Regulation M under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), pursuant to which such persons may bid for or purchase Offered Securities for the purposes of stabilizing their market price. The underwriters also may create a short position for their respective accounts by selling more Offered Securities in connection with this offering than they are committed to purchase from the Company, and in such case may purchase Offered Securities in the open market following completion of this offering to cover all or a portion of such short position. The underwriters may also cover all or a portion of such short position, up to a specified aggregate principal amount or number of Offered Securities, by exercising any underwriters' over-allotment option that may be applicable with respect to the particular underwritten offering. In addition, the managing underwriter for the particular offering, on behalf of the underwriters, may impose "penalty bids" under contractual arrangements between the underwriters whereby it may reclaim from an underwriter (or dealer participating in this offering) for the account of the underwriters, the selling concession with respect to Offered Securities that are distributed in the relevant offering but subsequently purchased for the account of the underwriters in the open market. Any of the transactions described in this paragraph may result in the maintenance of the price of the Offered Securities at a level above that which might otherwise prevail in the open market. None of the transactions described in this paragraph is required, and, if any are undertaken, they may be discontinued at any time.

     Offered Securities may also be offered and sold, if so indicated in the Prospectus Supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, by one or more firms ("remarketing firms") acting as principals for their own accounts or as agents for the Company. Any remarketing firm will be identified and the terms of its agreement, if any, with the Company and its compensation will be described in the Prospectus Supplement. Remarketing firms may be deemed to be underwriters in connection with the Offered Securities remarketed thereby.

     Offered Securities may also be sold directly by the Company or through agents designated by the Company from time to time. Any agent involved in the offer or sale of Offered Securities will be named, and any commissions payable by the Company to such agent will be set forth, in the applicable Prospectus Supplement. Unless otherwise indicated in the applicable Prospectus Supplement, any such agent will act on a best efforts basis for the period of its appointment.

     As one of the means of direct issuance of Offered Securities, the Company may utilize the services of an entity through which it may conduct an electronic "dutch auction" or similar offering of the Offered Securities among potential purchasers who are eligible to participate in the auction or offering of such Offered Securities, if so described in the applicable Prospectus Supplement.

     If so indicated in the applicable Prospectus Supplement, the Company will authorize agents, underwriters or dealers to solicit offers by certain specified institutions to purchase Offered Securities at the public offering price set forth in such Prospectus Supplement pursuant to delayed delivery contracts providing for payment and delivery on a future date specified in such Prospectus Supplement. Such contracts will be subject only to those conditions set forth in the applicable Prospectus Supplement, and such Prospectus Supplement will set forth the commissions payable for solicitation of such contracts.

     The anticipated date of delivery of Offered Securities will be as set forth in the Prospectus Supplement relating to the offering of such Securities.

     Any underwriters, dealers or agents participating in the distribution of Offered Securities may be deemed to be underwriters and any discounts or commissions received by them on the sale or resale of Offered Securities may be deemed to be underwriting discounts and commissions under the Securities Act. Agents, underwriters and dealers may be entitled under agreements entered into with the Company to indemnification by the Company against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that the agents or underwriters may be required to make in respect thereof or reimbursement of certain legal and other expenses. Agents, underwriters and dealers may be customers of, engage in transactions with, or perform services for, the Company or its affiliates in the ordinary course of business.

     The participation of any affiliate of the Company in the offer and sale of Offered Securities will comply with the requirements of Rule 2720 of the Conduct Rules of the National Association of Securities Dealers, Inc. regarding the underwriting by an affiliate of securities of its parent. Each of the Company's broker-dealer affiliates may act as an underwriter in an "at the market" equity offering pursuant to Rule 415(a)(4) under the Securities Act.

     Certain of the Company's affiliates expect to offer and sell previously issued Offered Securities in the course of each of their respective business in market-making transactions at negotiated prices related to prevailing market prices at the time of sale, and may act as principal or agent in such transactions, but no such entity is obligated to do so, and any such entity may discontinue any market-making at any time without notice, at its sole discretion. This Prospectus and the related Prospectus Supplements and Pricing Supplements may be used by the Company or any of its affiliates in connection with such transactions.

     No dealer, salesperson or any other person has been authorized to give any information or to make any representations other than those contained in this Prospectus (including any accompanying Prospectus Supplement and Pricing Supplement) and the accompanying Prospectus in connection with the offer contained herein and, if given or made, such information or representations must not be relied upon as having been authorized by the company or an agent. Neither the delivery of this Prospectus (including any accompanying Prospectus Supplement and Pricing Supplement) nor any sale made hereunder shall, under any circumstances, create an implication that there has been no change in the affairs of the Company since the dates as of which information is given in this Prospectus (including any accompanying Prospectus Supplement and Pricing Supplement). This Prospectus (including any accompanying Prospectus Supplement and Pricing Supplement) does not constitute an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

                                 ERISA MATTERS

     The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), imposes certain restrictions on employee benefit plans ("Plans") that are subject to ERISA and on persons who are fiduciaries with respect to such Plans. In accordance with ERISA's general fiduciary requirements, a fiduciary with respect to any such Plan who is considering the purchase of the Offered Securities on behalf of such Plan should determine whether such purchase is permitted under the governing Plan documents and is prudent and appropriate for the Plan in view of its overall investment policy and the composition and diversification of its portfolio. Other provisions of ERISA and Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), prohibit certain transactions involving the assets of a Plan and persons who have certain specified relationships to the Plan ("parties in interest" within the meaning of ERISA or "disqualified persons" within the meaning of Section 4975 of the Code). Thus, a Plan fiduciary considering the purchase of the Offered Securities should consider whether such a purchase might constitute or result in a prohibited transaction under ERISA or Section 4975 of the Code.

     The Company, directly or through its affiliates, may be considered a "party in interest" or a "disqualified person" with respect to many Plans that are subject to ERISA. The purchase of Offered Securities by a Plan that is subject to the fiduciary responsibility provisions of ERISA or the prohibited transaction provisions of

Section 4975 of the Code (including individual retirement accounts and other plans described in Section 4975(e)(1) of the Code) and with respect to which the Company is a party in interest or a disqualified person may constitute or result in a prohibited transaction under ERISA or Section 4975 of the Code, unless such Offered Securities are acquired pursuant to and in accordance with an applicable exemption, such as Prohibited Transaction Class Exemption ("PTCE") 84-14 (an exemption for certain transactions determined by an independent qualified professional asset manager), PTCE 91-38 (an exemption for certain transactions involving bank collective investment funds), PTCE 90-1 (an exemption for certain transactions involving insurance company pooled separate accounts), or PTCE 95-60 (an exemption for certain transactions involving insurance company general accounts). ANY PENSION OR OTHER EMPLOYEE BENEFIT PLAN PROPOSING TO ACQUIRE ANY OFFERED SECURITIES SHOULD CONSULT WITH ITS COUNSEL.

                                    EXPERTS

     The consolidated financial statements and schedules of Salomon Inc as of December 31, 1996 and 1995, and for each of the years in the three-year period ended December 31, 1996, included in Salomon Inc's Annual Report on Form 10-K for the year ended December 31, 1996 (the "Salomon Financials"), are incorporated by reference herein, in reliance upon the report (also incorporated by reference herein) of Arthur Andersen LLP, independent public accountants, and upon the authority of said firm as experts in accounting and auditing.

     The consolidated financial statements and schedule of Smith Barney Holdings Inc. and its subsidiaries for the fiscal years ended December 31, 1996 and 1995, and for each of the three years in the period ended December 31, 1996, included in the Company's Current Report on Form 8-K filed on September 29, 1997, have been audited by Coopers & Lybrand L.L.P., independent certified public accountants, as set forth in their report therein, included thereon and incorporated herein by reference. Such financial statements referred to above are incorporated by reference herein in reliance upon such report given upon the authority of said firm as experts in accounting and auditing.

     The supplemental consolidated financial statements of the Company and its subsidiaries for the fiscal years ended December 31, 1996 and 1995 and for each of the three years in the period ended December 31, 1996, included in the Company's Current Report on Form 8-K filed on November 28, 1997, have been audited by Coopers & Lybrand L.L.P., independent certified public accountants, as set forth in their report thereon, included therein and incorporated herein by reference, which report states that Coopers & Lybrand L.L.P. did not audit the Salomon Financials and that their opinion with respect to any amounts contained in the Salomon Financials is based on the report of Arthur Andersen LLP. Such financial statements referred to above are incorporated by reference herein in reliance upon such reports given upon the authority of said firm as experts in accounting and auditing.

                                 LEGAL MATTERS

     Certain legal matters relating to the Offered Securities will be passed upon for the Company by Robert H. Mundheim, Esq., General Counsel of the Company. Mr. Mundheim beneficially owns, or has rights to acquire under Travelers Group employee benefit plans, an aggregate of less than one percent of the common stock of Travelers Group.

     Certain legal matters relating to the Offered Securities will be passed upon for any underwriters or agents by Cleary, Gottlieb, Steen & Hamilton, New York or Skadden, Arps, Slate, Meagher & Flom LLP, New York. Kenneth J. Bialkin, a partner of Skadden, Arps, Slate, Meagher & Flom LLP, is a director of Travelers Group, the parent of the Company, and he and other attorneys in such firm beneficially own an aggregate of less than one percent of the common stock of Travelers Group. Each of Cleary, Gottlieb, Steen & Hamilton and Skadden, Arps, Slate, Meagher & Flom LLP has from time to time acted as counsel for Travelers Group and certain of its subsidiaries and may do so in the future.

                             AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Exchange Act, and in accordance therewith files reports, proxy statements and other information with the Commission. Reports, proxy statements and other information concerning the Company can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices at Seven World Trade Center, 13th Floor, New York, New York 10048, and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can be obtained upon written request addressed to the Commission, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission also maintains a site on the World Wide Web, the address of which is http://www.sec.gov that contains reports, proxy and information statements and other information concerning issuers, such as the Company, that file electronically with the Commission. Such reports and other information may also be inspected at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005 and the American Stock Exchange, 86 Trinity Place, New York, New York 10006.

     The Company has filed the Registration Statement under the Securities Act relating to the Offered Securities with the Commission. This Prospectus does not contain all the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information, reference is hereby made to the Registration Statement and to the exhibits thereto. Statements contained herein concerning the provisions of certain documents are not necessarily complete, and in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the Commission. Each such statement is qualified in its entirety by such reference.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents, filed by the Company with the Commission pursuant to Section 13 of the Exchange Act (File No. 1-4346), are incorporated herein by reference: (i) the Annual Report on Form 10-K for the year ended December 31, 1996, (ii) the Quarterly Reports on Form 10-Q for the quarters ended March 31, 1997, June 30, 1997 and September 30, 1997 and (iii) the Current Reports on Form 8-K filed on January 21, 1997, March 17, 1997, April 15, 1997, July 17, 1997,
September 24, 1997, September 29, 1997 (as amended by the Current Report on Form 8-K/A filed on October 28, 1997 and the Current Report on Form 8-K/A2 filed on December 1, 1997), October 21, 1997, October 28, 1997 (as amended by the Current Report on Form 8-K/A filed on December 1, 1997), November 21, 1997 (as amended by the Current Report on Form 8-K/A filed on December 1, 1997) and November 28, 1997.

     All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Offered Securities shall be deemed to be incorporated by reference in this Prospectus.

     Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Company will provide without charge to each person, including any beneficial owner of Offered Securities, to whom a copy of this Prospectus is delivered, on the written or oral request of any such person, a copy of any or all of the documents incorporated herein by reference, except the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Written requests for such copies should be directed to the Treasurer, Salomon Smith Barney Holdings Inc., 388 Greenwich Street, New York, New York 10013. Telephone requests for such copies should be directed to the Treasurer at (212) 816-6000.

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  YOU SHOULD RELY ONLY ON THE INFORMATION INCORPORATED BY REFERENCE OR PROVIDED
IN THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION. WE ARE NOT MAKING AN OFFER OF THESE SECURITIES IN ANY STATE WHERE THE OFFER IS NOT PERMITTED. YOU SHOULD NOT ASSUME THAT THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE ON THE FRONT OF THE DOCUMENT.

                               ------------------

                               TABLE OF CONTENTS

                                        PAGE
                                        ----
           PROSPECTUS SUPPLEMENT
Summary Information -- Q&A............   S-2
Incorporation of Certain Documents by
  Reference...........................   S-6
Risk Factors Relating to the Notes....   S-7
Description of the Notes..............  S-12
TheStreet.com Internet Sector Index...  S-20
Certain United States Federal Income
  Tax Considerations..................  S-23
Underwriting..........................  S-27
ERISA Matters.........................  S-28
Legal Matters.........................  S-28
Index of Terms........................   A-1

                 PROSPECTUS
Prospectus Summary....................     2
The Company...........................     6
Ratio of Earnings to Fixed Charges....     6
The Offered Securities................     6
Description of Debt Securities........     7
Description of Index Warrants.........    15
Limitations on Issuance of Bearer
  Securities and Bearer Warrants......    19
European Monetary Union...............    20
Use of Proceeds and Hedging...........    21
Plan of Distribution..................    21
ERISA Matters.........................    23
Experts...............................    24
Legal Matters.........................    24
Available Information.................    25
Incorporation of Certain Documents by
  Reference...........................    25

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                                     UNITS

                                 SALOMON SMITH
                              BARNEY HOLDINGS INC.

                          CALLABLE EQUITY LINKED NOTES
                                 BASED UPON THE
                      THESTREET.COM INTERNET SECTOR INDEX
                           DUE                , 2006
                    ($10 INITIAL PRINCIPAL AMOUNT PER UNIT)
                                  ------------
                             PROSPECTUS SUPPLEMENT
                                           , 1999
                             (INCLUDING PROSPECTUS
                            DATED DECEMBER 1, 1997)

                                  ------------
                              SALOMON SMITH BARNEY
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
[Background: Salomon Smith Barney trading floor]

[GRAPHIC]

SALOMON SMITH BARNEY
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Salomon Smith Barney is a service mark of
Salomon Smith Barney Inc.